Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO

AMENDED & RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED & RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of June 26, 2020 (this “Amendment”), is made with respect to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2019 (as amended , restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among FIDUS INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), and ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENTS TO CREDIT AGREEMENT

Effective as of the Amendment No. 1 Effective Date (as defined below), subject to the terms and conditions set forth below, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example:~~ doubled-underlined text~~) as set forth in the Credit Agreement attached hereto as~~ Annex A~~.~~

SECTION II MISCELLANEOUS

2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions precedent has been satisfied (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a) Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

(1) Executed Counterparts: From each of the Lenders party hereto, the Administrative Agent and each Obligor: either (1) a counterpart of this Amendment signed on behalf of such party; or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(2) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of Eversheds Sutherland (US) LLP, counsel for the Obligors, in form and substance reasonably satisfactory to the Administrative Agent and covering this Amendment and other such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(3) Corporate Documents. (1) An omnibus certificate of the secretary or assistance secretary (or other senior officer) of each Obligor, dated the Amendment No. 1 Effective Date, certifying that (a) the organizational documents of such Obligor have not been amended, restated, supplemented or otherwise modified since they were last delivered to the Administrative Agent on April 24, 2019 in connection with the closing of the Credit Agreement, (b) the persons whose names appear on the signature page to such certificate are the officers duly authorized to execute this Amendment and the other Loan Documents to which it is a party, (c) attached thereto are true and complete resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment as of the Amendment No. 1 Effective Date, and that such resolutions have not been amended, modified or revoked since their adoption and remain in force and effect as of the Amendment No. 1 Effective Date, (d) true and complete resolutions of the Board of Directors (or any committee thereof designated by such Board of Directors) of each other Obligor that were last delivered to the Administrative Agent on April 24, 2019 in connection with the closing of the Credit Agreement remain in full force and effect on the Amendment No. 1 Effective Date, that such resolutions have not been amended, modified or revoked since such prior delivery to the Administrative Agent, and that such resolutions are the only resolutions adopted by such other Obligor’s Board of Directors (or such committee relating to the subject matter thereof) and (e) attached thereto are a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and, except where the failure to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, in each jurisdiction in which it is required to be qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Amendment No. 1 Effective Date, and (2) such other documents and certificates as the Administrative Agent or its counsel may

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reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(4) Officer’s Certificate. A certificate, dated the Amendment No. 1 Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 2.1(b), (c) and (d) of this Amendment.

(5) Solvency Certificate. The Administrative Agent shall have received a solvency certificate (which certificate may be combined with the certificate set forth in Section 2.1(a)(4) of this Amendment) of a Financial Officer of the Borrower dated the Amendment No. 1 Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to the Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to this Amendment, (a) the Borrower will be Solvent on an unconsolidated basis and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

(6) Borrowing Base Certificate. A Borrowing Base Certificate, dated the Amendment No. 1 Effective Date, showing a calculation of the Borrowing Base as of the Amendment No. 1 Effective Date, immediately after giving effect to this Amendment (including all Portfolio Investments designated as LTV Transactions pursuant to, and as defined in, the Credit Agreement, as amended hereby), and in form and substance reasonably satisfactory to the Administrative Agent.

(b) Consents. Each Obligor shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by such Obligor in connection with this Amendment and any other evidence reasonably requested by, and reasonably satisfactory to, the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to such Obligor, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding this Amendment or any transaction being financed with the proceeds of the Loans shall be ongoing.

(c) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the knowledge of a Financial Officer of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that relates to this Amendment or that could reasonably be expected to have a Material Adverse Effect.

(d) Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement, immediately before and after giving effect to this Amendment.

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(e) Financial Covenants. The Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (c), (d), (e) and (f) of the Credit Agreement (as amended hereby) at the time of the Amendment No. 1 Effective Date.

(f) Subsidiary Guarantor Joinder. The Borrower shall have caused each of Fidus Mezzanine Capital, L.P., a Delaware limited partnership, and Fidus Capital GP, LLC, a Delaware limited liability company, to become a Subsidiary Guarantor (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement in accordance with Section 5.08(a) of the Credit Agreement and deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(g) Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

(h) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses (including the legal fees of Dechert LLP, special New York counsel to the Administrative Agent to the extent invoiced) related to this Amendment and the Credit Agreement owing as of the Amendment No. 1 Effective Date.

2.2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Obligor (as to itself) represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 1 Effective Date and after giving effect to this Amendment:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantors, and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantors enforceable in accordance with its terms. The Credit Agreement, as amended by the Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(b) The representations and warranties set forth in Article III of the Credit Agreement, as amended by this Amendment, and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Amendment No. 1 Effective Date.

2.3. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

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2.4. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent.

2.5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.6. Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference mutatis mutandis as if fully set forth herein.

2.7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in any other Loan Document shall mean the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document.

2.8. Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantors hereby, to the extent applicable, as of the Amendment No. 1 Effective Date, (a) consents to this Amendment and the transactions contemplated hereby, (b) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (c) confirms its guarantee (solely in the case of the Subsidiary Guarantors) and affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (d) acknowledges and affirms that such guarantee and/or grant, as applicable, is in full force and effect in respect of, and to secure, the Secured Obligations.

2.9. Release. Each of the Borrower and the Subsidiary Guarantors hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of

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action against the Administrative Agent, the Collateral Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) including, but not limited to, under the Credit Agreement, the Guarantee and Security Agreement and the other Loan Documents (and each other document entered into in connection therewith), and (b) the Administrative Agent, the Collateral Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Obligors and their Affiliates under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith) that are required to have been performed on or prior to the date hereof. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each of the Borrower and the Subsidiary Guarantors (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof directly arising out of, connected with or related to this Amendment, the Credit Agreement, the Guarantee and Security Agreement or any other Loan Document (or any other document entered into in connection therewith), or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent, the Collateral Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of the Borrower or any Subsidiary Guarantor, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FIDUS INVESTMENT CORPORATION,
as Borrower

By:	/s/ Shelby E. Sherard
	Name:	Shelby E. Sherard
	Title:	Chief Financial Officer, Chief Compliance Officer and Secretary

FIDUS INVESTMENT HOLDINGS, INC.,
as a Subsidiary Guarantor

By:	/s/ Shelby E. Sherard
	Name:	Shelby E. Sherard
	Title:	Secretary

FCMGI, INC.,
as a Subsidiary Guarantor

By:	/s/ Shelby E. Sherard
	Name:	Shelby E. Sherard
	Title:	Secretary

BBRSS BLOCKER CORP.,
as a Subsidiary Guarantor

By:	/s/ Shelby E. Sherard
	Name:	Shelby E. Sherard
	Title:	Secretary

FCDS CORP.,
as a Subsidiary Guarantor

By:	/s/ Shelby E. Sherard
	Name:	Shelby E. Sherard
	Title:	Secretary

2

ING CAPITAL LLC,
as Administrative Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

3

TIAA, FSB,
as a Lender

By:
Name:
Title:

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Annex A

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ANNEX A

AMENDED & RESTATED SENIOR SECURED

REVOLVING CREDIT AGREEMENT

as amended by Amendment No. 1, dated as of June 26, 2020,

dated as of

April 24, 2019

among

FIDUS INVESTMENT CORPORATION,

as Borrower,

The Lenders Party Hereto

and

ING CAPITAL LLC

as Administrative Agent,

Arranger and Bookrunner

(i)

SECTION 3.04.	Financial Condition; No Material Adverse Effect	57
SECTION 3.05.	Litigation	57
SECTION 3.06.	Compliance with Laws and Agreements	57
SECTION 3.07.	Taxes	58
SECTION 3.08.	ERISA	58
SECTION 3.09.	Disclosure	59
SECTION 3.10.	Investment Company Act; Margin Regulations	59
SECTION 3.11.	Material Agreements and Liens	60
SECTION 3.12.	Subsidiaries and Investments	60
SECTION 3.13.	Properties	61
SECTION 3.14.	Solvency	60
SECTION 3.15.	Affiliate Agreements	61
SECTION 3.16.	No Default	61
SECTION 3.17.	Use of Proceeds	61
SECTION 3.18.	Security Documents	62
SECTION 3.19.	Compliance with Sanctions	62
SECTION 3.20.	Anti-Money Laundering Program	62
SECTION 3.21.	Capitalization	62
SECTION 3.22.	~~[Intentionally Omitted]~~Affected Financial Institutions	63
SECTION 3.23.	Beneficial Ownership Certificate	63
SECTION 3.24.	Foreign Corrupt Practices Act	63

ARTICLE IV

CONDITIONS

SECTION 4.01.	Restatement Effective Date	64
SECTION 4.02.	Each Credit Event	66

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements and Other Information	67
SECTION 5.02.	Notices of Material Events	71
SECTION 5.03.	Existence; Conduct of Business	71
SECTION 5.04.	Payment of Obligations	71
SECTION 5.05.	Maintenance of Properties; Insurance	72
SECTION 5.06.	Books and Records; Inspection and Audit Rights	72
SECTION 5.07.	Compliance with Laws and Agreements	73
SECTION 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	73
SECTION 5.09.	Use of Proceeds	76
SECTION 5.10.	Status of RIC and BDC	76
SECTION 5.11.	Investment Policies	76
SECTION 5.12.	Portfolio Valuation and Diversification Etc.	76
SECTION 5.13.	Calculation of Borrowing Base	82
SECTION 5.14.	Taxes	94
SECTION 5.15.	Anti-Hoarding of Assets at Non-Pledged SBIC Subsidiaries	94

(ii)

(iii)

SCHEDULE 1.01(a)	-	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b)	-	Commitments
SCHEDULE 1.01(c)	-	Industry Classification Groups
SCHEDULE 1.01(d)	-	Eligibility Criteria
SCHEDULE 3.11(a)	-	Material Agreements
SCHEDULE 3.11(b)	-	Liens
SCHEDULE 3.12(a)	-	Subsidiaries
SCHEDULE 3.12(b)	-	Investments
SCHEDULE 3.21	-	Capitalization
SCHEDULE 6.08	-	Certain Affiliate Transactions

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Promissory Note
EXHIBIT D	-	Form of Borrowing Request

(iv)

AMENDED & RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among FIDUS INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the LENDERS party hereto and ING CAPITAL LLC, as Administrative Agent.

WHEREAS, the Borrower and the Administrative Agent entered into that certain Senior Secured Revolving Credit Agreement, dated as of the Original Effective Date (as amended by Amendment No. 1 to Senior Secured Revolving Credit Agreement, dated as of December 19, 2014, as further amended by Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of December 29, 2017, as further amended by Amendment No. 3 and Incremental Commitment Agreement to Senior Secured Revolving Credit Agreement, dated as of October 19, 2018 and as further amended, restated, supplemented, or otherwise modified from time to time prior to the Restatement Effective Date, the “Existing Credit Agreement”) with the lenders party thereto from time to time (the “Existing Lenders”), pursuant to which the Existing Lenders extended certain commitments and made certain loans to the Borrower (the “Existing Loans”);

WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement and to make certain changes, including to increase the size of the commitments thereunder and to extend the maturity date;

WHEREAS, each Person identified as an “Increasing Lender” on the signature pages hereto wishes to increase its commitment under the Credit Agreement; and

WHEREAS, the Existing Lenders are willing to make such changes to the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that, effective as of the Restatement Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:

“2023 Notes” means the Borrower’s 5.875% unsecured public notes due February 1, 2023 in an aggregate principal amount of $50,000,000, less the amount of payments of principal made thereon after the Restatement Effective Date and without giving effect to any amendment, consent, waiver or modification thereto.

“2024 Notes” means, collectively (a) the Borrower’s 6.00% unsecured public notes due February 15, 2024 and (b) the Borrower’s 5.375% unsecured public notes due November 21, 2024.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accretive Value” shall mean, with respect to Preferred Stock, the dollar amount equal to the accretion to the Liquidation Preference, including accrued or declared and unpaid dividends, dividends paid in kind or other amounts (including any multiple payable on capital) otherwise owing to the holder thereof in excess of the initial Liquidation Preference.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period and (ii) zero.

“Administrative Agent” means ING, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Section 8.06.

“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes a Portfolio Investment held by any Obligor in the ordinary course of business. In no event shall the Administrative Agent or any Lender be deemed an Affiliate of the Borrower or any of its Subsidiaries as a result of their relationship under this Agreement.

“Affiliate Agreements” means, collectively, (a) the Investment Advisory and Management Agreement, dated on or about April 29, 2011, by and between the Borrower and the Investment Advisor, and (b) the Administrative Agreement, dated on or about April 29, 2011, by and between the Borrower and the Investment Advisor.

“Affiliate Investment” means any Investment in a Person in which the Borrower or any of its Subsidiaries owns or controls more than 25% of the Equity Interests.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(v).

“Agent” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%, (c) the Adjusted LIBO Rate for deposits in Dollars for a period of three (3) months plus 1% and (d) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or such LIBO Rate, as the case may be.

“Amendment No. 1 Effective Date” means June 26, 2020.

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.24.

“Applicable Commitment Fee Rate” means, with respect to any day during the period commencing on the Restatement Effective Date and ending on the date the Commitments are terminated, a rate per annum equal to (x) the sum of (a) 3.00% on the difference (if it is not a negative number) of (i) the Minimum Utilization Amount minus (ii) the aggregate outstanding principal balance of the Loans and (b) 0.50% of the remaining unused amount of the Commitments, if the utilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is less than the Minimum Utilization Amount and (y) 0.50% of the unused amount of the Commitments, if the utilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is greater than or equal to the Minimum Utilization Amount.

“Applicable External Value” shall mean with respect to any Unquoted Investment, the most recent Borrower External Unquoted Value determined with respect to such Unquoted Investment; provided, however, if an IVP External Unquoted Value with respect to such Unquoted Investment is more recent than such Borrower External Unquoted Value, then the term “Applicable External Value” shall mean the most recent IVP External Unquoted Value obtained with respect to such Unquoted Investment.

“Applicable Margin” means (i) at any time at which the Step-down Condition is not satisfied, (a) 2.00% per annum, in the case of ABR Loans and (b) 3.00% per annum, in the case of Eurocurrency Loans and (ii) at any time at which the Step-down Condition is satisfied, (a) 1.75% per annum, in the case of ABR Loans and (b) 2.75% per annum, in the case of Eurocurrency Loans. Any change in the Applicable Margin due to a change in the amount of Performing Common Equity, Performing First Lien Bank Loans, Performing Last Out Loans and/or Performing Second Lien Bank Loans shall be as specified in reasonable detail in the Borrowing Base Certificate required to be delivered pursuant to Section 5.01(d) immediately prior to the Applicable Margin Determination Date, and shall be effective from and including such Applicable Margin Determination Date until the immediately succeeding Applicable Margin Determination Date; provided, however, that if the Borrower fails to timely provide such Borrowing Base Certificate prior to such Applicable Margin Determination Date, the Applicable Margin for the applicable period shall be determined pursuant to clause (i) of this definition.

“Applicable Margin Determination Date” means the Restatement Effective Date and, thereafter, the last Business Day of each calendar month.

“Applicable Parties” has the meaning assigned to such term in Section 9.01(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof as set forth on Schedule 1.01(a), (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities as set forth on Schedule 1.01(a), or (c) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.01(c).

“Approved Pricing Service” means (a) a pricing or quotation service as set forth in Schedule 1.01(a) or (b) any other pricing or quotation service (i) approved by the Board of Directors of the Borrower, (ii) designated in writing by the Borrower to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such pricing or quotation service has been approved by the Borrower), and (iii) acceptable to the Administrative Agent in its reasonable determination.

“Approved Third-Party Appraiser” means any Independent nationally recognized third-party appraisal firm (a) designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such firm has been approved by the Borrower for purposes of assisting the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) reasonably acceptable to the Administrative Agent, provided that, in each case to the extent such Approved Third-Party Appraiser requests or requires a non-reliance letter, confidentiality agreement or similar agreement prior to allowing the Administrative Agent to review the written valuation report of the Approved Third-Party Appraiser referred to in the first sentence of Section 5.12(b)(ii)(B)(y), such Administrative Agent and such Approved Third-Party Appraiser shall have entered into a letter or agreement on customary and reasonable terms. Subject to the foregoing, it is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Board of Directors, Houlihan Lokey, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Partners Advisors, LLC, Valuation Research Corporation and their respective Affiliates that provide valuation services are acceptable to the Administrative Agent solely to the extent they are not serving as the Independent Valuation Provider.

“Asset Coverage Ratio” means, on a consolidated basis (and without duplication) for Borrower and its Subsidiaries, the ratio (expressed as a percentage) which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries plus the aggregate of the involuntary liquidation preference of any Equity Interests of the Borrower or any if its Subsidiaries that are Senior Securities (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder, in each case as in effect on the Amendment No. 1 Effective Date but excluding the effect of Release No. 33837/April 8, 2020). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee and (c) such Indebtedness is held or guaranteed by the SBA.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired; provided, however, the term “Asset Sale” as used in this Agreement shall not include the disposition of Portfolio Investments originated by the Borrower and promptly transferred to an SBIC Subsidiary pursuant to the terms of Section 6.03(e) hereof.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.06(f).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA Resolution Authority in respect of any liability of an EEA~~Affected ~~Financial Institution.~~

“Bail-In Legislation” means~~,~~ (a) ~~with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council~~

of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Loan” has the meaning assigned to such term in Section 5.13.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as in effect from time to time, or any successor statute.

“Beneficial Ownership Certification” means a certification regarding a beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers (or the equivalent) of such Person, or if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors (or the equivalent) of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(y).

“Borrower Internal Policy Unquoted Value” shall mean, with respect to any Unquoted Investment that is not a Borrower Tested Asset that the Borrower has requested an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Unquoted Investment as of the applicable Valuation Testing Date, the value determined by such Approved Third-Party Appraiser.

“Borrower Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(y).

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, that have the same Interest Period.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.

“Canadian Dollars” refers to lawful money of Canada.

“Canadian Eligible Portfolio Investments” means Eligible Portfolio Investments with respect to which any or all of the following is true: (i) such Eligible Portfolio Investment is denominated and payable only in Canadian Dollars, (ii) the issuer of such Eligible Portfolio Investment is organized under the laws of Canada or any province thereof, (iii) the issuer of such Eligible Portfolio Investment is domiciled in Canada, (iv) the operations and any property or other assets of the issuer of such Eligible Portfolio Investment pledged as collateral are primarily located in Canada, or (v) the only place of payment of such loans is Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) Short-Term U.S. Government Securities (as defined in Section 5.13);

(b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; and

(e) investments in money market funds and mutual funds which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (d) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Investment Advisor or, so long as it Controls and owns 100% of the equity of the Investment Advisor, Fidus Group Holdings, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the Board of Directors of the Borrower nor (ii) appointed by a majority of the directors so nominated; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Investment Advisor or, so long as it Controls and owns 100% of the equity of the Investment Advisor, Fidus Group Holdings; or (d) Edward Ross shall cease to be the Chief Executive Officer of the Borrower (or, if he retains such title, his role is diminished in any material respect) and he is not replaced by a person reasonably satisfactory to the Required Lenders within 90 days.

“Change in Law” means (a) the adoption of any law, rule or regulation or treaty after the Original Effective Date affecting any Lender, (b) any change in any law, rule or regulation or treaty binding upon any Lender or in the interpretation, implementation or application thereof by any Governmental Authority, after the Original Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b) or Section 2.17(a), by such Lender’s holding company, if any, or by any lending office of such Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Effective Date and affecting any Lender, provided that, notwithstanding anything herein to the contrary, (I) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (II) all requests, rules, guidelines or directives promulgated by the Bank For International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means ING in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans, as such commitment may be (a) reduced or increased from time to time pursuant to Sections 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Commitment as of the Restatement Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Restatement Effective Date is $100,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.06(f).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.06(f).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted Interest Expense” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (w) (i) amounts paid or payable in cash for such period in respect of interest (including any default rate of interest, if applicable), unused fees, facility fees, letter of credit fees, and any other fees applicable to any Indebtedness and treated as interest under GAAP, and (ii) the amortization of any original issue discount (but excluding (A) any one-time cash payments in respect of original issue discount at the time of issuance of any Indebtedness and (B) any acceleration of unamortized debt issuance cost upon prepayment of Indebtedness, plus (x) the net amount paid or payable for such period in cash (or minus the net amount received or receivable in cash) under Hedging Agreements permitted under Section 6.04 relating to interest during such period and to the extent not already taken into account under clause (w), plus (y) capitalized interest expense and interest expense attributable to Capital Lease Obligations to the extent not already taken into account under clause (w), plus (z) cash dividends or distributions paid or payable pursuant to Section 6.05(e).

“Consolidated EBIT” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, income after deduction of all expenses (including, without limitation, fees and other amounts actually paid to the Investment Advisor) and other proper charges other than Taxes, Consolidated Adjusted Interest Expense and non-cash employee stock options expense and excluding from the calculation of such income (a) net realized gains or losses, (b) net change in unrealized appreciation or depreciation, (c) gains on re-purchases of Indebtedness, (d) the amount of interest paid-in-kind to the Borrower or any of its Subsidiaries (“PIK”) to the extent such amount exceeds the sum of (i) PIK interest collected in cash (including any amortization payments on such applicable debt instrument up to the amount of PIK interest previously capitalized thereon) and (ii) realized gains collected in cash (net of realized losses); provided that the amount determined pursuant to this clause (d)(ii) shall not be less than zero, all as determined in accordance with GAAP, and (e) other non-cash charges and gains (including non-cash capital gains incentive fee charges but net of capital gains incentive fees actually paid) to the extent included to calculate income.

“Consolidated Interest Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the Borrower and its Subsidiaries on a consolidated basis of (a) Consolidated EBIT for the four fiscal quarter period then ending, taken as a single accounting period, to (b) Consolidated Adjusted Interest Expense for such four fiscal quarter period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Covered Debt Amount” means, on any date, the sum of (i) all of the Revolving Credit Exposures of all Lenders on such date plus (ii) the aggregate amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Other Covered Indebtedness outstanding on such date. For the avoidance of doubt, for purposes of calculating the Covered Debt Amount, any convertible securities included in the Covered Debt Amount will be included at the then outstanding principal balance thereof.

“Covered Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Custodian” means U.S. Bank, National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio

Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian pursuant to the terms of the Custodian Agreement.

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means that certain Amended and Restated Custody Control Agreement, dated as of the Restatement Effective Date, by and among the Borrower, the Collateral Agent and the Custodian.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loans, such Lender notifies the Administrative Agent that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject to a Bail-In Action (unless in the case of any Lender referred to in this clause (e) the Borrower and the Administrative Agent shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder) ~~or (iii) become the subject of a Bail-In Action~~; provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disqualified Equity Interests” means Equity Interests of the Borrower that after issuance are subject to any agreement between the holder of such Equity Interests and the Borrower whereby the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate such Equity Interests, other than (x) as a result of a change in control, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any currency other than Dollars, the amount of Dollars that would be required to purchase such amount of such currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in ~~clauses~~clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Liens” means, any right of offset, banker’s lien, security interest or other like right against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account, provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Borrowing Base and Section 5.12(b)(ii)(B), Cash and Cash Equivalents held by any Obligor) that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any SBIC Subsidiary, or held by any SBIC Subsidiary, or which secure obligations of any SBIC Subsidiary, shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to any Obligor free and clear of all Liens (other than Eligible Liens). Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled), provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan that is intended to qualify under

Section 401(a) of the Code, the notification by the Internal Revenue Service of its intent to disqualify the Plan; (c) with respect to any Plan, the failure to satisfy the applicable minimum funding standard (as defined in Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any Withdrawal Liability; (h) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Plan which could result in liability to the Borrower, any of its Subsidiaries or a Lender; (i) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (j) the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (k) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Plan; or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in material liability of the Borrower or any of its Subsidiaries (other than any required premium payments to the PBGC).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate. For clarity, a Loan or Borrowing bearing interest by reference to clause (c) of the definition of the Alternate Base Rate shall not be a Eurocurrency Loan or Eurocurrency Borrowing.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (however denominated) (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.14(f), except to the extent, other than in a case of failure to comply with Section 2.14(f), that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a) and (d) any United States federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Loans” has the meaning assigned to such term in the recitals to this Agreement.

“External Quoted Value” has the meaning set forth in Section 5.12(b)(ii)(A).

“External Unquoted Value” means (i) with respect to Borrower Tested Assets, the Borrower External Unquoted Value and (ii) with respect to IVP Tested Assets, the IVP External Unquoted Value.

“FATCA” means sections 1471 through 1474 of the Code, as of the Original Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof or any law implementing an intergovernmental agreement with respect thereto whether currently in effect or as published and amended from time to time.

“FCPA” has the meaning assigned to such term in Section 3.24.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be zero for purposes of this Agreement.

“Fidus Exemptive Order” means the Fidus Investment Corporation, et. al, SEC Exemptive Order, Release No. 32411 (pub. Avail January 4, 2017).

“Fidus Group Holdings” means Fidus Group Holdings, LLC, a Delaware limited liability company.

“Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer or treasurer of the Borrower, in each case, whom has been authorized by the Board of Directors of the Borrower to execute the applicable documents or certificate.

“Foreign Lender” means any Lender that is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof) or (c) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means that certain Amended and Restated Guarantee, Pledge and Security Agreement, dated as of the Restatement Effective Date, among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Administrative Agent, and the Collateral Agent, as the same shall be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement among the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, commodity price protection agreement, foreign currency exchange protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes. For the avoidance of doubt, in no event shall a Hedging Agreement include a total return swap.

“Hedging Agreement Obligations” has the meaning specified in the Guarantee and Security Agreement.

“Increasing Lender” has the meaning assigned to such term in Section 2.06(f).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits, loans or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the amount (after giving effect to any netting agreements) such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination, (j) all obligations, contingent or otherwise, with respect to Disqualified Equity Interests and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or (z) indebtedness of an Obligor on account of the sale by an Obligor of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold.

“Independent” when used with respect to any specified Person means the more restrictive of the following: (a) that such Person (i) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) other than ownership of publicly traded stock of the Borrower or any such Subsidiary or Affiliate with a market value not to exceed $1,000,000 and (ii) is not an officer, employee, promoter, underwriter, trustee, partner, director or a Person performing similar functions of the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof), or (b) that such Person is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act.

“Independent Valuation Provider” means any of Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors, Houlihan Lokey and Valuation Research Corporation, or any other Independent nationally recognized third-party appraisal firm selected by the Administrative Agent.

“Industry Classification Group” means any industry groups mutually agreeable to the Required Lenders and the Borrower specified on Schedule 1.01(c) (as the same may be amended from time to time).

“ING” means ING Capital LLC.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period (other than an Interest Period that ends on the Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Internal Value” has the meaning set forth in Section 5.12(b)(ii)(C).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person (including convertible securities) or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Advisor” means Fidus Investment Advisors, LLC, a Delaware limited liability company, or, except as such term is used in Section 3.21, an Affiliate thereof.

“Investment Advisor Departure Event” means any of the following events:

(a) the Investment Advisor shall cease to be the investment advisor of the Borrower;

(b) Fidus Group Holdings shall cease to own directly all of the issued and outstanding membership interests of the Investment Advisor;

(c) (i) if any three of Edward Ross, John Ross, Thomas Lauer, Andrew Worth or John Grigg are no longer actively engaged in the business of each of Fidus Group Holdings and the Investment Advisor in their current capacities, or (ii) Edward Ross and John Ross are no longer actively engaged in the business of each of Fidus Group Holdings and the Investment Advisor in their current capacities;

(d) Edward Ross is no longer actively engaged in his current capacity as chairman of the Investment Advisor’s investment committee and he is not replaced by a person reasonably satisfactory to the Required Lenders within 90 days;

(e) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of (i) so long as Fidus Group Holdings Controls and owns 100% of the equity of the Investment Advisor, Fidus Group Holdings and (ii) thereafter, the Investment Advisor, in each case other than by Edward Ross, John Ross, Thomas Lauer, Andrew Worth or John Grigg; and

(f) a majority of the Board of Directors of each of Fidus Group Holdings and the Investment Advisor does not consist of any of the following persons: Edward Ross, John Ross, Thomas Lauer, Andrew Worth or John Grigg.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the Borrower’s investment objectives, policies, restrictions and limitations and the Borrower’s investment allocation policy between affiliated investment vehicles managed directly or indirectly by the Investment Advisor, as in existence on the Restatement Effective Date and delivered to the Administrative Agent pursuant to Section 4.1(i) hereof, and as amended from time to time by a Permitted Policy Amendment.

“IRS” means the U.S. Internal Revenue Service.

“IVP External Unquoted Value” means the IVP Unquoted Value; provided, however, that if for any reason as of any Valuation Testing Date both a Borrower Internal Policy Unquoted Value and an IVP Unquoted Value are obtained with respect to any Unquoted Investment as of such date, then the “IVP External Unquoted Value” of such Unquoted Investment shall be such value as of such date that has the range with the lowest midpoint.

“IVP Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(x).

“IVP Unquoted Value” has the meaning assigned to such term in Section 5.12(B)(ii)(B)(y).

“Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group that the greatest portion of the Borrowing Base has been assigned to such Industry Classification Group pursuant to Section 5.12(a).

“Lenders” means the Persons listed on Schedule 1.01(b) (as amended from time to time pursuant to Section 2.06) as having Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, for any Interest Period, the Intercontinental Exchange Benchmark Administration Ltd. LIBO Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making such rates available) per annum for deposits in Dollars for a period equal to the Interest Period appearing on the display designated as Reuters Screen LIBO01 Page (or such other page on that service or such other service designated by the Intercontinental Exchange Benchmark Administration Ltd. LIBO Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making such rates available) for the display of such Administration’s Interest Settlement Rates for deposits in Dollars) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Period (or if such Reuters Screen LIBO01 Page is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time); provided, that, subject to Section 2.11, if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBO Rate for purposes of this definition shall mean the rate of interest determined by the Administrative Agent to be the average

(rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing; provided, further, that if the LIBO Rate is less than zero for the relevant Interest Period, such rate shall be deemed to be zero for such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer).

“Liquidation Preference” shall mean, with respect to Preferred Stock, the dollar amount required to be paid to the holder thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such Preferred Stock or the distribution of assets of such issuer that represents a return of capital or the purchase price paid for such Preferred Stock at the time of issuance of such Preferred Stock by such issuer.

“Listing Covenant” means the covenant in connection with the 2024 Notes and the applicable indenture related thereto requiring the Borrower to use its reasonable best efforts (i) to effect within thirty (30) days of February 8, 2019 (with respect to the 2024 Notes due February 15, 2024) or within thirty (30) days of October 16, 2019 (with respect to the 2024 Notes due November 21, 2024), the listing of the applicable 2024 Notes on the Nasdaq Stock Market LLC and (ii) to maintain the listing of the applicable 2024 Notes on the Nasdaq Stock Market LLC or another national securities exchange.

“Loan Documents” means, collectively, this Agreement, any fee letters, any promissory notes delivered pursuant to Section 2.07(f), the Security Documents and any other agreement, document or instrument entered into now, or in the future, by any Obligor, on the one hand, and the Administrative Agent, the Collateral Agent, any Lender and/or any other Secured Party, on the other hand, in connection with any of the foregoing.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations D, T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries

(other than the SBIC Subsidiaries), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries (including any SBIC Subsidiary) in an aggregate principal amount exceeding $5,000,000 and (b) obligations in respect of one or more Hedging Agreements or other swap or derivative transactions under which the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if such Hedging Agreement(s) or other swap or derivative transactions were terminated at such time would exceed $5,000,000.

“Maturity Date” means the date that is the four (4) year anniversary of the Restatement Effective Date, unless extended with the consent of each Lender in its sole and absolute discretion.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Minimum Utilization Amount” means, for any day, an amount equal to 35% of the aggregate Commitments of the Lenders as of the close of business on such day.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Pledged SBIC Subsidiary” means, with respect to any SBIC Subsidiary, the Equity Interest of such SBIC Subsidiary is not subject to a first priority perfected security interest in favor of the Collateral Agent securing the Secured Obligations.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, the Stockholders’ Equity at such date, minus (x) the net asset value held by any Obligor in any non-Obligor Subsidiary and (y) the net asset value held by any Obligor in any Special Equity Interest.

“OFAC” has the meaning assigned to such term in Section 3.19.

“Organization Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, the certificate of limited partnership and limited partnership agreement for such Person; (b) in the case of any limited liability company, the articles of formation and operating agreement for such Person; and (c) in the case of a corporation, the certificate or articles of incorporation and the bylaws or memorandum and articles of association for such Person.

“Original Effective Date” means June 16, 2014.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, collectively, (i) any Indebtedness for borrowed money of the Borrower or any Subsidiary (other than an SBIC Subsidiary) that is not secured by any asset of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness plus (ii) from and after the date that is 9 months prior to their scheduled maturity, the 2023 Notes; provided that to the extent any portion of any such Indebtedness is subject to a contractually scheduled amortization payment, other principal payment or redemption earlier than the scheduled maturity date of such Indebtedness, such portion of such Indebtedness shall be included in the calculation of Other Covered Indebtedness beginning upon the date that is the later of (x) 9 months prior to such scheduled amortization payment, other principal payment or redemption and (y) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business that are overdue for a period of more than 90 days and which are being contested in good faith by appropriate proceedings, (b) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under Section 7.01(k) and (c) other Indebtedness not to exceed $12,500,000 in the aggregate.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording or filing Taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower under Section 2.17(b)).

“Participant” has the meaning assigned to such term in Section 9.04(f).

“Participant Register” has the meaning assigned to such term in Section 9.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock at any time prior to the first anniversary of the later of the Maturity Date (as in effect from time to time) and the Termination Date.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and Liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (j) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; (k) Eligible Liens; and (l) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder).

“Permitted Policy Amendment” means an amendment, modification, termination or restatement of the Investment Policies, that either is (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law or Governmental Authority, or (c) not material and adverse (individually or in the aggregate with all other amendments, modifications, terminations or restatements following the Restatement Effective Date) to the Administrative Agent or any of the Lenders.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on SBA’s then applicable form; provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in Section 7.01(q), it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, and in respect of which the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates is (or would under Section 4069 of ERISA be deemed to be), or, within the preceding six years, was, an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio that is included (or will, at the end of the then current fiscal quarter, be included) on the schedule of investments on the financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) (and, for the avoidance of doubt, shall not include any Subsidiary of the Borrower).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Public Health Event” means (i) any epidemic, pandemic, disease outbreak (including COVID-19), other health crisis and/or public health event and/or (ii) any adverse economic, financial and/or social conditions resulting from, arising out of or relating to the foregoing clause (i).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on June 30, 2014.

“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii)(A).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.12.

“Register” has the meaning set forth in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.16(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided, that, (a) if there are only three (3) Lenders at such time, “Required Lenders” shall mean Lenders having Revolving Credit Exposures and unused Commitments representing two-thirds of the sum of the total Revolving Credit Exposures and unused Commitments at such time and (b) if there are only two (2) Lenders at such time, “Required Lenders” shall mean all Lenders; provided, further, that with respect to (A) any change adverse to the Lenders affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii),“Required Lenders” means, at any time, subject to Section 2.16(b), Lenders having Revolving Credit Exposures and unused Commitments representing ninety percent or more of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, with respect to any such change, if there are only two (2) Lenders at such time, “Required Lenders” shall mean all Lenders and (B) any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents, “Required Lenders” means, at any time, subject to Section 2.16(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than two-thirds of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, with respect to any such release, if there are only two (2) Lenders at such time, “Required Lenders” shall mean all Lenders.

“Required Payment Amount” has the meaning assigned to such term in Section 6.05(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means April 24, 2019.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower, provided, for clarity, neither the conversion of convertible debt into Permitted Equity Interests, nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with Permitted Equity Interests rights shall be a Restricted Payment hereunder.

“Revalue Percent” means 10%.

“Revalue Right” has the meaning set forth in Section 5.12(b)(ii)(H).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under Subchapter M of the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any Sanctions.

“Sanctions” has the meaning assigned to such term in Section 3.19.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned, direct or indirect, Subsidiary of an entity referred to in clause (x)(i) of this definition, and (y) designated in writing by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a) other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted by Section 6.03(e) and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof;

(b) other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c) neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d) such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any Indebtedness, liabilities or obligations of any one or more of the Obligors.

Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Obligations” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Secured Party” and “Secured Parties” have the meaning assigned to such terms in the Guarantee and Security Agreement.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Custodian Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement, and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“Significant Unsecured Indebtedness Event” means that the aggregate principal amount of Unsecured Longer-Term Indebtedness plus the aggregate amount of Other Permitted Indebtedness exceeds, at any time of determination, the sum of (A) the excess of the Borrowing Base over the Covered Debt Amount plus (B) 30% of the excess of Stockholders’ Equity over Obligors’ Net Worth.

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (a) (i) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Restatement Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Restatement Effective Date, and (iii) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer or the issuer’s Affiliates of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer or such issuer’s Affiliates to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Step-down Condition” means at any time at which (i) there are no Eligible Portfolio Investments that are Performing Common Equity included in the Borrowing Base, (ii) the contribution to the Borrowing Base of Eligible Portfolio Investments that are Performing First Lien Bank Loans is at least 35%, and (iii) the contribution to the Borrowing Base of Eligible Portfolio Investments that are Performing First Lien Bank Loans, Performing Last Out Loans, or Performing Second Lien Bank Loans is at least 60%; provided that, for the purposes of this definition, the LTV Transactions shall not be counted as Performing First Lien Bank Loans or Performing Last Out Loans.

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity (including preferred equity that is not Disqualified Equity Interests) for the Borrower and its Subsidiaries at such date.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), no SBIC Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains an SBIC Subsidiary as defined and described herein.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted indemnification obligations).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financing Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver,

trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed (including, without limitation, under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation)).

“Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii)(B).

“Unsecured Longer-Term Indebtedness” means (A) any Indebtedness for borrowed money of the Borrower that (a) has no amortization, or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that: (i) (x) the conversion features into Permitted Equity Interests under convertible notes or (y) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest expense or fractional shares (which may be payable in cash), shall not constitute “amortization”, “redemption”, “repurchase” or “prepayment” for the purposes of this definition and (ii) any amortization, mandatory redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change in control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12)), (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, covenants regarding portfolio valuations and events of default that are no more restrictive in any respect than those set forth in this Agreement (other than, if such Indebtedness is governed by a customary indenture or similar instrument, events of default that are customary in indentures or similar instruments and that have no analogous provisions in this Agreement or credit agreements generally) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Equity Interests of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Equity Interests or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings), a “change of control repurchase event” (as such term is customarily defined in institutional note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition) and (ii) other terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower and (c) is not secured by any assets of any Obligor, (B) the 2023 Notes up until the date that is 9 months prior to the scheduled maturity of the 2023 Notes, provided that the 2023 Notes otherwise comply with the provisions of the immediately preceding clause (A) and (C) the 2024 Notes; provided that, other than with respect to the applicable Listing Covenant, the 2024 Notes otherwise comply with the provisions of the preceding clause (A). For the avoidance of doubt, (a) Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition and (b) any payment on account of Unsecured Longer-Term Indebtedness shall be subject to Section 6.12.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” has the meaning assigned to such term in Section 3.20.

“Value” has the meaning assigned to such term in Section 5.13.

“wholly owned Subsidiary” of any person shall mean a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person and/or one or more wholly owned Subsidiaries of such Person. Unless the context otherwise requires, “wholly owned Subsidiary Guarantor” shall mean a wholly owned Subsidiary that is a Subsidiary Guarantor.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or party of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under or suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., an “ABR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Solely for purposes of this Agreement, any references to “obligations” owed by any Person under any Hedging Agreement shall refer to the amount that would be required to be paid by such Person if such Hedging Agreement were terminated at such time (after giving effect to any netting agreement).

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard No. 159 or Accounting Standard Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard No. 159 or Accounting Standard Codification 825. In addition, notwithstanding Accounting Standards Update 2015-03, GAAP or any other matter, for purposes of calculating any financial or other covenants hereunder, debt issuance costs shall not be deducted from the related debt obligation.

SECTION 1.05. Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.

SECTION 1.06. Issuers. For all purposes of this Agreement, all issuers of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single issuer, unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor.

SECTION   1.07. Divisions. For all purposes of the Loan Documents, in connection with any division, plan of division or creation or reorganization into one or more series under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person (and for all purposes of this Section 1.07, any series of a Person shall constitute a separate and different “Person”), then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION   1.08. Public Health Events. Notwithstanding any other provision contained herein, unless otherwise agreed to by the Required Lenders in their sole discretion, all terms of an accounting or financial nature used herein and all calculations of any financial or other covenants (including with respect to the Asset Coverage Ratio and the definitions therein) hereunder and all covenants limiting or prohibiting transactions not permitted by law shall be determined, construed and/or calculated, in each case, without giving effect to any temporary or permanent amendments, supplements, waivers, other modifications and/or other forms of relief since December 31, 2019 of the Financial Accounting Standard Board (FASB), the Governmental Accounting Standards Board and/or any Governmental Authority (including Release No. 33837 and other rules, regulations and orders issued by the SEC) that arose in connection with, or as a result of, any Public Health Event.

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time prior to the Maturity Date in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the aggregate Revolving Credit Exposure of all of the Lenders exceeding the aggregate Commitments or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans as the Borrower may request in accordance herewith. Each Loan shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.12 shall apply).

(c) Minimum Amounts. Each Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000 in excess thereof; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurocurrency Borrowing (or to elect to convert to or continue as a Eurocurrency Borrowing) if the Interest Period requested therefor would end after the Maturity Date.

(e) Restatement Effective Date Adjustments. On the Restatement Effective Date, the Borrower shall (A) prepay the Existing Loans (if any) in full, including (i) all accrued but unpaid commitment fees relating to such Existing Loans as of such date and (ii) all accrued but unpaid interest relating to such Existing Loans as of such date (in each case, calculated at the rate set forth in the Existing Credit Agreement) and (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment (plus the amount of any additional borrowings that may have been requested by the Borrower at such time); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Existing Lender may be effected by book entry to the extent that any portion of the amount prepaid to such Existing Lender will be subsequently borrowed in Dollars from such Existing Lender and (y) the Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (as set forth in Schedule 1.01(b)) and (C) pay to the Existing Lenders the amounts, if any, payable under Section 2.15 of the Existing Credit Agreement as a result of such prepayment. Each of the Existing Lenders agrees to waive payment of the amounts, if any, payable under Section 2.13 as a result of, and solely in connection with, any such prepayment, and hereby consents to the non-pro rata payment described in this Section 2.02(e).

SECTION 2.03. Requests for Borrowings.

(a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone or e-mail (followed promptly by delivery of a signed Borrowing Request) (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such request for a Borrowing shall be irrevocable and shall, at the request of the Administrative Agent, be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b) Content of Borrowing Requests. Each request for a Borrowing (whether a written Borrowing Request, a telephonic request or e-mail request) shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d);

(v) the Applicable Margin; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Type of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one (1) month. If a Eurocurrency Borrowing is requested but no Interest Period is specified, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

SECTION 2.04. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05. Interest Elections.

(a) Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, subject to Section 2.05(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders (except as provided under Section 2.11(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request in a form approved by the Administrative Agent or by telephone (followed promptly, but no later than the close of business on the date of such request, by a signed Interest Election Request in a form approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic and written notice of election shall be irrevocable.

(c) Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d), provided that there shall be no more than ten (10) separate Borrowings outstanding at any one time.

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing having an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Eurocurrency Borrowing shall, at the end of the applicable Interest Period for such Eurocurrency Borrowing, be automatically converted to an ABR Borrowing and (ii) the Borrower shall not be entitled to elect to convert or continue any Borrowing into or as a Eurocurrency Borrowing.

SECTION 2.06. Termination, Reduction or Increase of the Commitments.

(a) Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, on the Maturity Date the Commitments shall automatically terminate and be reduced to zero and all outstanding Loans shall become due and payable on the Maturity Date in accordance with Section 2.07(a).

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section 2.06(b) shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or an amount less than $5,000,000 if the Commitments are being reduced to zero), and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Commitments.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e) [Intentionally omitted].

(f) Increase of the Commitments.

(i) Requests for Increase by Borrower. The Borrower may, at any time prior to the Maturity Date, and subject to the conditions set forth below in this clause (i), elect to increase the Commitments hereunder (each such election being a “Commitment Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which date shall be a Business Day at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least thirty (30) days prior to the Maturity Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Commitment Increase; and provided, further that, subject to the foregoing, each Commitment Increase shall become effective only upon satisfaction of each of the following conditions:

(A) the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $3,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, in such other amounts as agreed to by Administrative Agent),

(B) immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $250,000,000;

(C) each Assuming Lender and the Commitment Increase shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned);

(D) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii) Effectiveness of Commitment Increase by Borrower. On the Commitment Increase Date for any Commitment Increase, each Assuming Lender part of such Commitment Increase, if any, shall become a Lender hereunder as of such Commitment Increase Date with a Commitment in the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y) and the Commitment of any Increasing Lender part of such Commitment Increase shall be increased as of such Commitment Increase Date to the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y); provided that:

(x) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, as applicable, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) in full, (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and Borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 2.13 as a result of any such prepayment. Notwithstanding the foregoing, unless otherwise consented in writing by the Borrower, no Commitment Increase Date shall occur on any day other than the last day of an Interest Period. The Administrative Agent shall amend Schedule 1.01(b) to reflect the aggregate amount of each Lender’s Commitments (including Increasing Lenders and Assuming Lenders). Each reference to Schedule 1.01(b) in this Agreement shall be to Schedule 1.01(b) as amended pursuant to this Section.

(v) Terms of Loans issued on the Commitment Increase Date. For the avoidance of doubt, the terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, shall be identical to the Loans issued by, and the Commitments of, the Lenders immediately prior to the applicable Commitment Increase Date.

SECTION 2.07. Repayment of Loans; Evidence of Debt.

(a) Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans and all other amounts due and owing hereunder and under the other Loan Documents on the Maturity Date.

(b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail) of such selection not later than the time set forth in Section 2.08(e) prior to the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to any remaining Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing (except as otherwise provided in Section 2.11(b)).

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

SECTION 2.08. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Section 2.08(e)) to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.13), subject to the requirements of this Section. Each prepayment in part under this Section 2.08(a) shall be in a minimum amount of $1,000,000 or a larger multiple of $100,000 (or an amount less than $1,000,000 if the aggregate amount of any Borrowing is being paid in full).

(b) Mandatory Prepayments due to Borrowing Base Deficiency. To the extent that the Covered Debt Amount exceeds the then-current Borrowing Base, the Borrower shall promptly (but in no event later than five (5) Business Days) prepay and reduce (or cause to be prepaid and reduced) the Loans and the Other Covered Indebtedness in such amounts as shall be necessary so that the Covered Debt Amount does not exceed the Borrowing Base (and, as between them, at least ratably to the prepayments of Loans in relation to Other Covered Indebtedness); provided, that if within such five (5) Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan which plan is ~~reasonably satisfactory to the~~

Administrative Agent that will enable any such Borrowing Base Deficiency to be cured within 30 Business Days of the occurrence of such Borrowing Base Deficiency (which 30-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment or reduction shall be effected in accordance with such plan (subject, for the avoidance of doubt, to the limitations as to the allocation of such prepayments set forth above in this Section 2.08(b)). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.10(c) for so long as the Covered Debt Amount exceeds the Borrowing Base during such 30-Business Day Period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such 5 Business Day period (or, if applicable, such 30- Business Day period), it shall constitute an Event of Default under Section 7.01(a).

(c) [Intentionally Omitted]

(d) [Intentionally Omitted]

(e) Notices, Etc. The Borrower shall notify the Administrative Agent in writing or by telephone (followed promptly by written confirmation) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing under Section 2.08(a), not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing under Section 2.08(a), or any prepayment under Section 2.08(b), not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

SECTION 2.09. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the unused amount of the Commitment of such Lender, if any, on each day during the period from and including the Restatement Effective Date to the earlier of the date the Commitments terminate and the Maturity Date. Accrued commitment fees shall be payable in arrears (x) within one (1) Business Day after each Quarterly Date and (y) on the earlier of the date the Commitments terminate and the Maturity Date, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitments shall be deemed to be used to the extent of the outstanding Loans of all Lenders.

(b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error. On the Restatement Effective Date, the Borrower shall pay (x) all fees required to be paid on the Restatement Effective Date under that certain fee letter, dated as of April 24, 2019, by and between the Borrower and ING and (ii) all costs and expenses outstanding on such date required to be paid pursuant to Section 9.03(a)(i).

SECTION 2.10. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

(c) Default Interest. Notwithstanding the foregoing, (A) if any Event of Default resulting from a breach of Section 6.07 or any Event of Default described in Section 7.01(a), (b), (h), (i) or (j) has occurred and is continuing, (B) upon demand of the Administrative Agent or the Required Lenders if an Event of Default described in any other clause of Article VII has occurred and is continuing, or (C) if the Covered Debt Amount exceeds the Borrowing Base during the 30-Business Day period referred to in Section 2.08(b), in each case the interest applicable to Loans shall accrue, and any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in Dollars and upon termination in full of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

SECTION 2.11. Eurocurrency Borrowing Provisions.

(a) Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Borrowings or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Eurocurrency Borrowings the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) all Eurocurrency Borrowings of such Lender shall automatically convert to ABR Borrowings (the interest rate which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Borrowings and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

(c) Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) or (b) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) or (b) have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate (or any component thereof) shall no longer be used for determining interest rates for loans, the Borrower and the Administrative Agent shall endeavor to establish an alternate rate of interest to the LIBO Rate that (x) gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and (y) is a rate for which the Administrative Agent has indicated in writing to the Lenders that it is able to calculate and administer and the Borrower and the Administrative Agent may enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest to the LIBO Rate is less than zero for a relevant Interest Period, then such rate shall be deemed to be zero for such Interest Period. Notwithstanding anything to the contrary herein, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest is determined in accordance with this clause (c), (w) the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended, (x) the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended, (y) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject any Lender to any Taxes (other than (A) Covered Taxes, (B) Connection Income Taxes and (C) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender, then from time to time the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender setting forth (i) the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, and (ii) an explanation, prepared in reasonable detail, of the facts, events or circumstances giving rise to such increased costs, as specified in paragraph (a) or (b) of this Section (except that in no event shall any Lender be required to provide any information or detail that it believes in good faith is confidential or that it is prohibited from disclosing by law) shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions (except that, if the Change in Law giving rise to such increased costs is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (a), (b), (c) or (d) of this Section 2.13 denominated in Dollars for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for Dollars for such Interest Period, over

(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for deposits denominated in Dollars from other banks in the Eurocurrency market at the commencement of such period.

Payments under this Section shall be made upon written request of a Lender delivered not later than five Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section (provided that such Lender shall not be required to disclose any confidential or pricing information or any other information prohibited to be disclosed by applicable law), which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.14. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, unless otherwise required by applicable law; provided that if the Borrower shall be required to deduct or withhold any Taxes from such payments, then (i) the Borrower shall make such deductions or withholdings, (ii) the Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is a Covered Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.14) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender for and, within ten (10) Business Days after written demand therefor, pay the full amount of any Covered Taxes or Other Taxes (including Covered Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification of the Administrative Agent. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 2.14(a) or (c), each Lender shall, and does hereby, agree to indemnify the Administrative Agent, and shall make payable in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) (i) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective) and (ii) attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the

Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of such failure.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A) and (B) or Section 2.14(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) each Foreign Lender shall (to the extent it is legally entitled to do so) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1)

duly completed executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)

duly completed executed originals of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(4)

any other form including Internal Revenue Service Form W-8IMY, as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(C) In addition, each Foreign Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Foreign Lender, provided it is legally able to do so at the time. Each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form or certification adopted by the U.S. or other taxing authorities for such purpose).

In addition, the Administrative Agent shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, with respect to any payments received by the Administrative Agent, such documentation as a Lender would be required to deliver hereunder, and each Lender and the Administrative Agent, as applicable, agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(g) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Covered Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Covered Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or any Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net position after-Taxes than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(i) Defined Term. For purposes of this Section 2.14, the term “applicable law” includes FATCA.

SECTION 2.15. Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Sections 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Sections 2.12 and 2.13 or under any other Loan Document (except to the extent otherwise provided therein)) are payable in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.06, Section 2.08 or otherwise shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or (b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees pursuant to Section 2.09(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender to the extent, and during the period, such Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that would have accrued but for the foregoing;

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, two-thirds of the Lenders, ninety percent of the Lenders or the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii) or (iii)), provided that any waiver, amendment or modification requiring the consent of all Lenders, two-thirds of the

Lenders, ninety percent of the Lenders or each affected Lender which affects such Defaulting Lender differently than other Lenders or affected Lenders (as applicable) shall require the consent of such Defaulting Lender.

In the event that the Administrative Agent and the Borrower each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on such date such Lender shall purchase at par the portion of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage in effect immediately after giving effect to such agreement.

SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.11(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any charter, by-laws or other Organization Documents of Borrower or its Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a material default by any party thereunder.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action. The Board of Directors of the Borrower and its Subsidiaries have approved the Transactions. This Agreement has been duly executed and delivered by the Borrower and each of the other Loan Documents to which any Obligor is a party have been or will be duly executed and delivered by each Obligor. This Agreement constitutes, and each of the other Loan Documents to which any Obligor is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the applicable Obligor or Obligors, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, or registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other Organization Documents of the Borrower or any of its Subsidiaries or

any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any material payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Effect.

(a) Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 4.01(c) present fairly, in all material respects, the consolidated financial position, assets and liabilities, results of operations, changes in net assets, cash flows and investments of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. As of the Restatement Effective Date, the Borrower and its Subsidiaries, taken as a whole, do not have any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments not reflected in the financial statements referred to above.

(b) The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 5.01(a) and (b) present fairly, in all material respects, the consolidated financial position, assets and liabilities, results of operations, changes in net assets, cash flows and investments of the Borrower and its consolidated Subsidiaries in accordance with GAAP, in each case, as of the end of the period covered by such financial statements and subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. As of the end of the period covered by the most recent financial statements referred to in this clause (b), the Borrower and its Subsidiaries, taken as a whole, do not have any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments which are not reflected in such financial statements.

(c) No Material Adverse Effect. Since December 31, 2013, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor its Subsidiaries is in default in any manner under any provision of any agreement or instrument to which it is a party or by which it or any of its property is or may be bound, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, in each case where such default could reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries is in compliance with its respective Organization Documents in all material respects.

SECTION 3.07. Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all material Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except such Taxes, fees or other charges that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax Lien has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for such assessment. The period within which U.S. federal income Taxes may be assessed against any of the Borrower or any of its Subsidiaries has expired for all taxable years ending on or before December 31, 2006.

SECTION 3.08. ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $5,000,000.

(b) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $5,000,000. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and, nothing has occurred since the date of such determination that would adversely affect such determination.

(c) There exists no Unfunded Pension Liability with respect to Plans in the aggregate (taking into account only Plans with positive Unfunded Pension Liability) in excess of $5,000,000.

(d) None of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has incurred a complete or partial withdrawal from any Multiemployer Plan, and, if each of the Borrower, its Subsidiaries and each of their respective ERISA Affiliate were to withdraw in a complete withdrawal as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred would not be in excess of $5,000,000.

SECTION 3.09. Disclosure.

(a) None of the written reports, financial statements, certificates or other written information (exclusive of all projected financial information, other forward looking information relating to third parties and information of a general economic or general industry nature, all of which are covered in clause (b) below) that have been delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries or their respective representatives in connection with the Transactions or delivered under any Loan Document (after giving effect to all written updates provided by the Borrower to the Administrative Agent or all Lenders from time to time), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole not misleading in light of the circumstances under which such statements were made; and

(b) All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by or on behalf of Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates and assumptions, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may differ materially and adversely from the results set forth therein.

SECTION 3.10. Investment Company Act; Margin Regulations.

(a) Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and has elected to be treated as a RIC (and has qualified as a RIC in each taxable year since the taxable year ended December 31, 2011).

(b) Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries (including, without limitation, entering into this Agreement and the other Loan Documents to which each is a party, the borrowing of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents) do not result in a violation or breach of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies.

(d) Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. On the Original Effective Date, neither the Borrower nor any of its Subsidiaries owned, and on the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries owns, any Margin Stock.

SECTION 3.11. Material Agreements and Liens.

(a) Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the ~~Restatement~~Amendment No. 1 ~~Effective Date, other than such Indebtedness, extensions of credit or guarantees which, in the aggregate, do not exceed $50,000, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in~~ Schedule  3.11(a)~~.~~

(b) Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the ~~Restatement~~Amendment No. 1 ~~Effective Date covering any property of the Borrower or any of its Subsidiaries, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Restatement~~Amendment No. 1 ~~Effective Date is correctly described in~~ Schedule  3.11(b)~~.~~

SECTION 3.12. Subsidiaries and Investments.

(a) Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the ~~Restatement~~Amendment No. 1 ~~Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in~~ Schedule 3.12(a)~~, as of the Restatement~~Amendment No. 1 ~~Effective Date, (x) the Borrower owns, free and clear of Liens (other than Eligible Liens and Liens permitted pursuant to~~ Section 6.02(b) ~~or~~ (g)~~), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in~~ Schedule 3.12(a)~~, and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable.~~

(b) Investments. Set forth in Schedule 3.12(b) is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c), (d), (e), and (g) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the ~~Restatement~~Amendment No. 1 ~~Effective Date and, for each such Investment, (i) the identity of the Person or Persons holding such Investment, (ii) the nature of such Investment, (iii) the amount of such Investment, as of the date made, (iv) the rate of interest charged for such Investment and (v) the value assigned to such Investment by the Board of Directors of the Borrower. Except as disclosed in~~ Schedule 3.12(b)~~, as of the Restatement~~Amendment No. 1 ~~Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to~~ Section 6.02~~), all such Investments.~~

SECTION 3.13. Properties.

(a) Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14. Solvency. On the ~~Restatement~~Amendment No. 1 ~~Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on an unconsolidated basis, and (b) each~~ Obligor ~~will be Solvent on a consolidated basis with the other Obligors.~~

SECTION 3.15. Affiliate Agreements. As of the ~~Restatement~~Amendment No. 1 ~~Effective Date, the Borrower has heretofore delivered to the Administrative Agent and each of the Lenders true and complete copies of each of the Affiliate Agreements (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Restatement~~Amendment No. 1 ~~Effective Date, other than the Affiliate Agreements~~, ~~there is no contract, agreement or understanding between the Borrower or any of its Subsidiaries on one hand, and any Affiliate of the Borrower or any of its Subsidiaries on the other hand. As of the Restatement~~Amendment No. 1 ~~Effective Date, the Affiliate Agreements are in full force and effect.~~

SECTION 3.16. No Default. No Default or Event of Default has occurred and is continuing under this Agreement.

SECTION 3.17. Use of Proceeds. The proceeds of the Loans shall be used for the general corporate purposes of the Borrower and its Subsidiaries (other than SBIC Subsidiaries except as expressly permitted under Section 6.03(e)), in the ordinary course of its business, making of distributions not prohibited by this Agreement and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high yield securities, and other Portfolio Investments, but excluding, for clarity, the buying or carrying of Margin Stock.

SECTION 3.18. Security Documents. The Guarantee and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable first-priority Liens on, and security interests in, the Collateral and, when (i) all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and, as applicable, (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Guarantee and Security Agreement), the Liens created by the Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Liens permitted by Section 6.02.

SECTION 3.19. Compliance with Sanctions. Neither the Borrower nor any of its Subsidiaries, nor any executive officer or director thereof, nor, to the knowledge of the Borrower, any Affiliate of the Borrower or any executive officer or director thereof (i) is subject to, or subject of, sanctions (collectively, “Sanctions”) administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the European Union, Her Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority, or (ii) is located, has a place of business or is organized or resident in a Sanctioned Country. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or, to the knowledge of the Borrower, any Affiliate of the Borrower or by any of their respective executive officers or directors to finance or facilitate a transaction with a Person that is subject to Sanctions or is located, has a place of business or is organized or resident in a Sanctioned Country.

SECTION 3.20. Anti-Money Laundering Program. The Borrower has implemented an anti-money laundering program to the extent required by the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism, as amended (the “USA PATRIOT Act”), and the rules and regulations thereunder and maintains in effect and enforces policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries (and, when acting on behalf of the Borrower and its Subsidiaries, their respective directors, officers, employees and agents) with applicable Sanctions.

SECTION 3.21. Capitalization.

(a) As of the Original Effective Date, the authorized and outstanding Equity Interests of the Borrower are set forth on Schedule 3.21. All of the outstanding Equity Interests of the Borrower are validly issued, fully paid and non-assessable and are owned as of the Original Effective Date by the equity holders and in the amounts set forth on Schedule 3.21. As of the Original Effective Date, none of the outstanding Equity Interests of the Borrower was issued in violation of any law (including, without limitation, state and federal securities laws) and there are no Liens on or with respect to any such Equity Interests.

(b) As of the Original Effective Date, except as set forth on Schedule 3.21, there are no outstanding (i) securities convertible into or exchangeable for Equity Interests of the Borrower; (ii) options, warrants or other rights to purchase or subscribe for Equity Interests of the Borrower or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any Equity Interests of the Borrower. As of the Original Effective Date, except as set forth on Schedule 3.21, there is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from the Borrower or any equity holder of the Borrower, any ownership interest in the Borrower, and there is no outstanding right or security of any kind convertible into such ownership interest. As of the Original Effective Date, there are no voting trusts, proxies or other similar agreements or understandings with respect to the Equity Interests of the Borrower.

SECTION 3.22. ~~[Intentionally Omitted]~~Affected Financial Institutions. No Obligor is an Affected Financial Institution.

SECTION 3.23. Beneficial Ownership Certificate. ~~To~~ As of the Amendment No. 1 Effective Date, to ~~the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided prior to, on or after the Restatement~~Amendment No. 1 ~~Effective Date to any Lender in connection with this Agreement is true and correct in all respects.~~

SECTION 3.24. Foreign Corrupt Practices Act. Neither the Borrower nor any Affiliate of the Borrower and, to the Borrower’s knowledge, no director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Borrower or any Affiliate of the Borrower has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively with the FCPA, the “Anti-Corruption Laws”); and each of the Borrower and any Affiliate of the Borrower have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or any Affiliate of the Borrower, or by any of their respective directors, officers, agents, employees, Affiliates or other persons associated with or acting on behalf of the Borrower or any Affiliate of the Borrower, to finance or facilitate a transaction in violation of the Anti-Corruption Laws.

ARTICLE IV

CONDITIONS

SECTION 4.01. Restatement Effective Date. The effectiveness of this Agreement on the Restatement Effective Date and of the obligations of the Lenders to make Loans hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a) Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i) Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii) Guarantee and Security Agreement; Custodian Agreement. The Guarantee and Security Agreement and a Custodian Agreement with respect to the Borrower’s Custodian Account, each duly executed and delivered by each of the parties thereto, and all other documents or instruments required to be delivered by the Guarantee and Security Agreement and such Custodian Agreement in connection with the execution thereof.

(iii) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Eversheds Sutherland LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(iv) Corporate Documents. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Obligor, dated the Restatement Effective Date, certifying that attached thereto are (1) true and complete copies of the Organization Documents of each Obligor certified as of a recent date by the appropriate governmental official, (2) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (3) true and complete resolutions of the Board of Directors of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Restatement Effective Date and, in the case of the Borrower, authorizing the borrowings hereunder, and that such resolutions are in full force and effect without modification or amendment, (4) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Restatement Effective Date, and (5) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v) Officer’s Certificate. A certificate, dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.01(d), (e), (g), (i) and (k) and Section 4.02.

(b) Liens. The Administrative Agent shall have received results of a recent Lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no Liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent. All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a first-priority perfected (subject to Eligible Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required hereunder or under the Guarantee and Security Agreement) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required.

(c) Financial Statements. The Administrative Agent and the Lenders shall have received, prior to the execution of this Agreement the audited consolidated statements of assets and liabilities and the audited consolidated statements of operations, audited consolidated statement of changes in net assets, audited consolidated statements of cash flows and related audited consolidated schedules of investments of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 2018, certified in writing by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall have reasonably requested.

(d) Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with the Transactions and any other evidence reasonably requested by, and reasonably satisfactory to, the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Obligors, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could reasonably be expected to have a Material Adverse Effect.

(f) Solvency Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a solvency certificate of a Financial Officer of the Borrower dated as of the Restatement Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on an unconsolidated basis and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

(g) Default. No Default shall have occurred and be continuing under this Agreement.

(h) USA PATRIOT Act. The Administrative Agent and Lenders shall have received all documentation and other information required to complete applicable “know your customer” processes (including items required under anti-money laundering rules and regulations and the USA PATRIOT Act), as reasonably requested.

(i) Investment Policies. The Administrative Agent shall have received the Investment Policies as in effect on the Restatement Effective Date in form and substance satisfactory to the Administrative Agent.

(j) [Reserved].

(k) Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request or require in form and substance satisfactory to the Administrative Agent.

(l) Beneficial Ownership Regulation. The Administrative Agent shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Effective Date, a Beneficial Ownership Certification.

(m) Fees and Expenses. The Borrower shall have paid in full, to the extent not paid pursuant to Section 2.09 hereof, to the Administrative Agent and the Lenders all fees and expenses (including reasonable legal fees to the extent invoiced) related to this Agreement owing on or prior to the Restatement Effective Date, including any up-front fee due to any Lender on or prior to the Restatement Effective Date.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, including any Loans on the Restatement Effective Date, is additionally subject to the satisfaction of the following conditions:

(i) the representations and warranties of the Borrower or any other Obligor set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(ii) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing;

(iii) either (i) the aggregate Covered Debt Amount (after giving effect to such Loan) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such Loan) shall not exceed the Borrowing Base after giving effect to such Loan as well as any concurrent acquisitions of Portfolio Investments by the Borrower;

(iv) after giving effect to such Loan, the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e);

(v) the Custodian Agreement shall have been duly executed and delivered by the Borrower, the Collateral Agent and the Custodian and all other control arrangements required at the time by Section 5.08(c)(ii) with respect to the Obligors’ other deposit accounts and securities accounts shall have been entered into; and

(vi) at the date of the first Borrowing on or after the Restatement Effective Date, except if a Borrowing Base Certificate has previously been delivered to the Administrative Agent since the Restatement Effective Date pursuant to this Agreement, the Administrative Agent shall have received a Borrowing Base Certificate dated as of the date of such Borrowing, showing a calculation of the Borrowing Base as of the date thereof in form and substance reasonably satisfactory to the Administrative Agent.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender (provided that, the Administrative Agent shall not be required to distribute any document or report to any Lender to the extent such distribution would cause the Administrative Agent to breach or violate any agreement that it has with another Person (including any non-reliance or non-disclosure letter with any Approved Third-Party Appraiser)):

(a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statements of assets and liabilities and the related audited consolidated statements of operations, audited consolidated statements of changes in net assets, audited consolidated statements of cash flows and related audited consolidated schedules of investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by McGladrey LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year;

(b) within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated statements of assets and liabilities and the related consolidated statements of operations, consolidated statements of changes in net assets, consolidated statements of cash flows and related consolidated schedules of investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-Q for the applicable quarterly period;

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section (or solely with respect to clause (vi) of this Section 5.01(c), within ten (10) calendar days thereafter), a certificate of a Financial Officer of the Borrower (i) to the extent the requirements in clause (a) and (b) of this Section 5.01 are not fulfilled by the Borrower delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by the Borrower with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(c), (d), and (e), 6.02(f), 6.04(c) and (i), 6.05(b) and 6.07 during the period reported on, (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Restatement Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate, (v) attaching a list of Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list and (vi) providing a reconciliation of any difference between the assets and liabilities of the Borrower and its consolidated Subsidiaries presented in such financing statements and the assets and liabilities of the Borrower and its Subsidiaries for purposes of calculating the financial covenants in Section 6.07;

(d) as soon as available and in any event not later than twenty (20) calendar days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as of the last day of such accounting period;

(e) promptly but no later than two Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency or knowledge that the Borrowing Base has declined by more than 15% from the Borrowing Base stated in the Borrowing Base Certificate last delivered by the Borrower to the Administrative Agent, a Borrowing Base Certificate as at the date such Financial Officer has knowledge of such Borrowing Base Deficiency or decline indicating the amount of the Borrowing Base Deficiency or decline as at the date such Financial Officer obtained knowledge of such deficiency or decline and the amount of the Borrowing Base Deficiency or decline as of the date not earlier than two Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f) promptly upon receipt thereof copies of all significant written reports submitted to the management or Board of Directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or Board of Directors of the Borrower;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to stockholders and filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be;

(h) to the extent not previously delivered in writing to the Administrative Agent, within 45 days after the end of each fiscal quarter of the Borrower, all internal and external valuation reports relating to the Eligible Portfolio Investments (including all valuation reports delivered by the Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments in accordance with Section 5.12(b)(ii)(B)) and all underwriting memoranda (or, if no underwriting memorandum has been prepared, all materials similar to underwriting memorandum that are in a form reasonably satisfactory to the Administrative Agent) for all Eligible Portfolio Investments included in such valuation reports, and any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender; provided that the underwriting memoranda or such other materials for a particular Eligible Portfolio Investment of an Obligor shall only be required to be delivered within thirty (30) days of the initial closing of such Eligible Portfolio Investment and at no other time;

(i) to the extent not otherwise provided by the Custodian, within thirty (30) days after the end of each month, full, correct and complete updated copies of custody reports (including (i) activity reports with respect to cash and Cash Equivalents included in the calculation of the Borrowing Base, (ii) an itemized list of each account and the amounts therein with respect to Cash and Cash Equivalents included in the calculation of the Borrowing Base and (iii) to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any Subsidiary) with respect to any Custodian Account owned by the Borrower or any of its Subsidiaries;

(j) within 45 days after the end of each fiscal quarter of the Borrower, a certificate of a Financial Officer of the Borrower certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the name of the issuer of such Portfolio Investment;

(k) to the extent such information is not otherwise available in the financial statements delivered pursuant to clause (a) or (b) of this Section 5.01, within 5 Business Days of the due date set forth in clauses (a) or (b) of this Section for any quarterly or annual financial statements, as the case may be, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the realized gain or loss associated with such Portfolio Investment, (iii) the associated reversal of any previously unrealized gains or losses associated with such Portfolio Investment, (iv) the proceeds received with respect to such Portfolio Investment representing repayments of principal, and (v) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties;

(l) any change in the information provided in any Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such certificate;

(m) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(n) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries (including any information concerning any Plan or Multiemployer Plan), or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events. Promptly after the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default (unless the Borrower first became aware of such Default from a notice delivered by the Administrative Agent); provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $5,000,000, (ii) a material increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, or (iii) a material increase since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in potential withdrawal liability under Section 4201 of ERISA, or the arising of potential withdrawal liability under Section 4201 of ERISA, if the Borrower, its Subsidiaries and their respective ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, with such notice to include a statement of the Borrower setting forth details as to the events described in the foregoing clauses (i), (ii) and (iii) (as applicable) and the action, if any, that the Borrower proposes to take with respect thereto; and

(d) any other development (excluding matters of a general economic, financial of political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (x) its legal existence or (y) its rights, licenses, permits, privileges and franchises, except in the case of clause (y), as would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by externally managed business development companies (including, without limitation, directors and officers liability insurance) and (c) after the request of the Administrative Agent, promptly deliver to the Administrative Agent any certificate or certificates from the Borrower’s insurance broker or other documentary evidence, in each case demonstrating the effectiveness of, or any changes to, such insurance. Each such policy of insurance in effect (other than any director and officer liability insurance policy) shall name the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, as additional insured and loss payee thereunder.

SECTION 5.06. Books and Records; Inspection and Audit Rights.

(a) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep financial books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, at the sole expense of the Borrower, to (i) visit and inspect its properties, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records; provided, further, that the Borrower shall not be required to pay for more than two (2) such visits and inspections in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base (including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than two (2) such evaluations or appraisals during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

(c) Notwithstanding the foregoing, nothing contained in this Section 5.06 shall impair or affect the rights of the Administrative Agent under Section 5.12(b)(ii) in any respect.

SECTION 5.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower and each of its Subsidiaries and, when acting on behalf of the Borrower or any of its Subsidiaries, their respective directors, officers, employees and agents with any applicable Anti-Corruption Laws and applicable Sanctions, in each case, giving due regard to the nature of such Person’s business and activities. The Borrower will, and will cause each of its Subsidiaries to, act in accordance with their respective Organization Documents in all material respects.

SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors.

(i) In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than an SBIC Subsidiary), or that any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than an SBIC Subsidiary) or (2) any SBIC Subsidiary shall no longer constitute a “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following such Person becoming a Subsidiary or such SBIC Subsidiary no longer qualifying as such, cause such new Subsidiary or former SBIC Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(ii) [Intentionally Omitted]

(iii) The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each SBIC Subsidiary as an Obligor only for so long as such Person qualifies as an “SBIC Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute an “SBIC Subsidiary” for any purpose of this Agreement or any other Loan Document.

(b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Sections 6.03(a), (b), (c), (f) or (i), so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly owned Subsidiary.

(c) Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i) take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) perfected first-priority security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii) with respect to each deposit account or securities account of the Obligors (other than (A) any Agency Account, (B) any such accounts which hold solely money or financial assets of an SBIC Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000, provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” (within the meaning of the Uniform Commercial Code) over such account), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iv) and (v) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as an “agent” or “administrative agent” for any other Bank Loans subject to Section 5.08(c)(v) below);

(iii) cause the SBIC Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such SBIC Subsidiary qualifies or continues to qualify as an “SBIC Subsidiary”, as applicable, pursuant to the definition thereof;

(iv) in the case of any Portfolio Investment consisting of a Bank Loan (as defined in Section 5.13) that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and an SBIC Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x)(1) cause the interest owned by such SBIC Subsidiary to be evidenced by a separate note or notes which note or notes are either (A) in the name of such SBIC Subsidiary or (B) in the name of the Borrower, endorsed in blank and delivered to the applicable SBIC Subsidiary and beneficially owned by the SBIC Subsidiary (or, in the case of a Noteless Assigned Loan (as defined in Section 5.13), cause the interest owned by such SBIC Subsidiary to be evidenced by separate assignment documentation contemplated by paragraph 1(b) of Schedule 1.01(d) in the name of such SBIC Subsidiary) and (2) not permit such SBIC Subsidiary to have a participation acquired from an Obligor in such underlying loan documents and the extensions of credit thereunder or any other indirect interest therein acquired from an Obligor; and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to any Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to the Custodian Account and no other amounts owing by such underlying borrower or obligated party are remitted to the Custodian Account;

(v) in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any agreement related to any Portfolio Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or other agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Portfolio Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any single account other than the Agency Account); and (3) within one (1) Business Day after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Custodian Account (provided that if any distribution referred to in this clause (c) is not permitted by applicable bankruptcy law to be made within such one (1) Business Day period as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so);

(vi) cause the documentation relating to each Investment in Indebtedness described in paragraph 1 of Schedule 1.01(d) to be delivered to the Custodian as provided therein; and

(vii) in the case of any Portfolio Investment held by any SBIC Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account, or any other account of any Obligor, and shall be segregated from the accounts holding Collateral.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries (other than the SBIC Subsidiaries except as expressly permitted under Section 6.03(e)) in the ordinary course of business, including making distributions not prohibited by this Agreement and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high-yield securities, preferred stock, common stock and other Investments in each case to the extent otherwise permitted hereunder; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower. No Obligor will, to its actual knowledge, directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds (I) to any Person for the purpose of financing the activities of any Person currently (A) subject to, or the subject of, any Sanctions or (B) organized or resident in a Sanctioned Country or (II) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

SECTION 5.10. Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.

SECTION 5.11. Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies.

SECTION 5.12. Portfolio Valuation and Diversification Etc.

(a) Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines any Eligible Portfolio Investment is not correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Portfolio Investment.

(b) Portfolio Valuation Etc.

(i) Settlement Date Basis. For purposes of this Agreement, all determinations of whether a Portfolio Investment is an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Portfolio Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled), provided that no such investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

(ii) Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Eligible Portfolio Investments as follows:

(A) Quoted Investments External Review. With respect to Eligible Portfolio Investments (including Cash Equivalents) traded in an active and orderly market for which market quotations are readily available and are reflective of an actual trade executed within a reasonable period of such quotation (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

(w) in the case of public and 144A securities, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(x) in the case of Bank Loans, the average of the recent bid prices as determined by two Approved Dealers selected by the Borrower or an Approved Pricing Service which makes reference to at least two Approved Dealers with respect to such Bank Loans,

(y) in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B) Unquoted Investments External Review. With respect to Eligible Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”):

(x) Commencing with the quarter ending September 30, 2014, and for each fiscal quarter thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent (provided that such testing dates shall occur not less than quarterly), each a “Valuation Testing Date”), the Administrative Agent through an Independent Valuation Provider will test the values as of such Valuation Testing Date of those Unquoted Investments that are Portfolio Investments included in the Borrowing Base selected by the Administrative Agent (such selected assets, the “IVP Tested Assets” and such value, the “IVP Unquoted Value”); provided that the fair value of such Portfolio Investments tested by the Independent Valuation Provider as of any Valuation Testing Date shall be approximately 25% (but in no event shall exceed 30%) of the aggregate value of the Eligible Portfolio Investments owned by the Obligors (the determination of fair value for such percentage thresholds shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12 and, for the avoidance of doubt, in the case of any Unquoted Investments acquired during the calendar quarter, the value shall be as determined pursuant to clause (E)(2) below); provided, further that the Administrative Agent shall provide written notice to the Borrower, setting forth a description of which Unquoted Investments shall be IVP Tested Assets as of such Valuation Testing Date, not later than 45 days prior to the Valuation Testing Date. Each such valuation report shall also include the information required to comply with clause (ii) of paragraph 7 of Schedule 1.01(d) and to the extent any such report includes a Portfolio Investment that is a Bank Loan and the Portfolio Company has issued a Permitted Prior Working Capital Lien, paragraph 22 of Schedule 1.01(d) for an IVP Tested Asset (to the extent such provisions are applicable).

(y) The Borrower shall cause an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of certain of the Unquoted Investments in the Borrowing Base that are not IVP Tested Assets as of each Valuation Testing Date selected by the Borrower (such assets, the “Borrower Tested Assets” and such value, the “Borrower External Unquoted Value”); provided that the fair value of such Portfolio Investments tested by the Approved Third-Party Appraiser as of any Valuation Testing Date shall be not less than 10% of the aggregate value of the Eligible Portfolio Investments owned by the Obligors (the determination of fair value for such 10% threshold shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12 and, for the avoidance of doubt, in the case of any Unquoted Investments acquired during the calendar quarter, the value shall be as determined pursuant to clause (E)(2) below), as of each Valuation Testing Date, and shall provide the Board of Directors (with a copy to the Administrative Agent) with a written independent valuation report as part of that assistance each quarter; provided, further that the Borrower shall provide written notice to the Administrative Agent, setting forth a description of which Unquoted Investments shall be Borrower Tested Assets as of such Valuation Testing Date, not later than 15 days prior to the Valuation Testing Date. Each such valuation report shall also include the information required to comply with clause (ii) of paragraph 7 of

Schedule 1.01(d) and to the extent any such report includes a Portfolio Investment that is a Bank Loan and the Portfolio Company has issued a Permitted Prior Working Capital Lien, paragraph 22 of Schedule 1.01(d) for a Borrower Tested Asset (to the extent such provisions are applicable). The Borrower shall also provide the Administrative Agent, promptly, but in no event later than two Business Days of receipt thereof, a copy of each such valuation report it receives in connection obtaining any Borrower Internal Policy Unquoted Value.

(C) Internal Review. The Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of any Eligible Portfolio Investment (each such value, an “Internal Value”).

(D) Value of Quoted Investments. Subject to clauses (G) and (H) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (1) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (2) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) and (3) if such Quoted Investment is a debt Investment, the par or face value of such Quoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value).

(E) Value of Unquoted Investments. Subject to clauses (G) and (H) of this Section 5.12(b)(ii),

(x) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below the range of the Applicable External Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) if such Unquoted Investment is a debt Investment, the par or face value of such Unquoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value);

(y) (i) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the Borrower External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) (and the Applicable External Value of such Unquoted Investment is such Borrower External Unquoted Value), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the Borrower External Unquoted Value and (ii) if such Unquoted Investment is a debt Investment, the par or face value of such Unquoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value);

(ii) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls more than 5% above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) (and the Applicable External Value of such Unquoted Investment is such IVP External Unquoted Value), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the IVP External Unquoted Value and (ii) if such Unquoted Investment is a debt Investment, the par or face value of such Unquoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value); and

(z) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) is within the range of the Borrower External Unquoted Value of such Unquoted Investment (and the Applicable External Value of such Unquoted Investment is such Borrower External Unquoted Value), or within or not more than 5% above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment (and the Applicable External Value of such Unquoted Investment is such IVP External Unquoted Value), in each case as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) if such Unquoted Investment is a debt Investment, the par or face value of such Unquoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value);

except that:

(1) with respect to an Unquoted Investment that the most recent Borrower External Unquoted Value is the Applicable External Value, if the difference between the highest and lowest Borrower External Unquoted Value in such range exceeds an amount equal to 6% (or, if such Unquoted Investment is Performing Common Equity or Preferred Stock, 15%) of the midpoint of such range, the “Value” of such Unquoted Investment shall instead be deemed to be the lowest of (i) the lowest Borrower External Unquoted Value in such range, (ii) the Internal Value determined pursuant to Section 5.12(b)(ii)(C), and (iii) if such Unquoted Investment is a debt Investment, the par or face value of such Unquoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value); and

(2) if an Unquoted Investment is acquired during a fiscal quarter, the “Value” of such Unquoted Investment for all purposes of this

Agreement shall be deemed to be equal to the lowest of (i) the Internal Value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (ii) the cost of such Unquoted Investment, until such time as the External Unquoted Value of such Unquoted Investment is determined in accordance with Section 5.12(b)(ii)(B) as at the Valuation Testing Date; and (iii) if such Unquoted Investment is a debt Investment, the par or face value of such Unquoted Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value).

(F) Actions Upon a Borrowing Base Deficiency. If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists or that the Borrowing Base has declined by more than 15% from the Borrowing Base stated in the Borrowing Base Certificate last delivered by the Borrower to the Administrative Agent, then the Borrower shall, promptly and in any event within two Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments (if any), all as more specifically set forth in Section 2.08(b).

(G) Failure to Determine Values. If the Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A), (B), (C), (D) or (E) (or if the Administrative Agent shall fail to determine the value of any Eligible Portfolio Investment as described in the foregoing subclause (B) as a result of any action, inaction or lack of cooperation of the Borrower or any of its Affiliates), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero; provided, however, that notwithstanding anything to the contrary contained herein, the fair market value of any Portfolio Investment that has not been valued by an Independent Valuation Provider or an Approved Third-Party Appraiser for more than four fiscal quarters shall be zero until such asset is valued by an Independent Valuation Provider or an Approved Third-Party Appraiser. If the Borrower shall fail to provide timely notice of the Unquoted Investments that it has selected to be Borrower Tested Assets for any period pursuant to Section 5.12(b)(ii)(B)(y), then until the Borrower has complied with such Section, for the next Valuation Testing Date, the Borrowing Base shall automatically be reduced by 10%. If the Administrative Agent shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to clause (B)(x), then the “Value” of such Eligible Portfolio Investment as at such date (subject to clause (H) below) shall be the lower of (w) the midpoint of the range of the Borrower Internal Policy Unquoted Value with respect to each such Eligible Portfolio Investment (to the extent such Eligible Portfolio Investment was identified in the notice the Administrative Agent is required to deliver pursuant to Section 5.12(b)(ii)(B)(x)), (x) the Internal Value with respect to such Eligible Portfolio Investment and (y) if such Eligible Portfolio Investment is a debt Investment, the par or face value of such Eligible Portfolio Investment (or in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value); provided, however, that if an Applicable External Value has been obtained with respect to such asset for the quarterly period immediately preceding the current quarterly testing period, then the “Value” of such Eligible Portfolio Investment will be determined as provided in clause (E) above.

(H) Adjustment of Values. Notwithstanding anything herein to the contrary, the Administrative Agent, in its sole and absolute discretion exercised in good faith, may, and upon the request of Required Lenders, shall, reduce the Value of any Eligible Portfolio Investment (in which case the “Value” of such Eligible Portfolio Investment shall for all purposes hereof be deemed to be the Value assigned by the Administrative Agent) and/or exclude any Eligible Portfolio Investment from the Borrowing Base entirely (the “Revalue Right”); provided that the exercise of the Administrative Agent’s Revalue Right shall not result in more than a Revalue Percent aggregate reduction in the Borrowing Base in any fiscal quarter.

(I) The documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 (including, without limitation, under clause (b)(ii)(B)(x)) shall be at the expense of the Borrower.

(J) The Administrative Agent shall be permitted to provide a copy of the final results of any valuation received by the Administrative Agent and performed by the Independent Valuation Provider or the Approved Third-Party Appraiser to any Lender upon such Lender’s request, except to the extent that such recipient has not executed and delivered a non-reliance letter, confidentiality agreement or similar agreement, in each case, requested or required by such Independent Valuation Provider or Approved Third-Party Appraiser, as applicable.

(K) The foregoing valuation procedures shall only be required to be used for purposes of calculating the Borrowing Base and shall not be required to be utilized by the Borrower for any other purpose, including the delivery of financial statements or valuations required under ASC 820 or the Investment Company Act.

(c) Investment Company Diversification Requirements. After the Original Effective Date, the Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will at all times comply with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. After the Original Effective Date, the Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

SECTION 5.13. Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Advance Rate; provided that:

(a) the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by less than 12 different issuers of Debt/Preferred Eligible Portfolio Investments; provided that issuers that are affiliates of each other will be treated as one issuer (unless the affiliation is solely as a result of direct or indirect control by a common private equity or similar sponsor);

(b) with respect to all Eligible Portfolio Investments issued by a single issuer, the Advance Rate applicable to that portion of such Eligible Portfolio Investments that exceeds 7.5% of the Obligors’ Net Worth shall be 50% of the otherwise applicable Advance Rate; provided that, the Advance Rate applicable to that portion of such Eligible Portfolio Investments that exceeds 10.0% of the Obligors’ Net Worth shall be 0%;

(c) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities, Performing First Lien Bank Loans~~,~~ or ~~Performing Last Out Loans~~ (including, for clarity, LTV Transactions in the case of First Lien Bank Loans and Last Out Loans)~~, or Performing Second Lien Bank Loans shall be greater than or equal to 20% and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such contribution would not otherwise equal or exceed 20% of the Borrowing Base;~~

(d) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are common equity, warrants and Preferred Stock shall not exceed 20% of the Borrowing Base and the Borrowing Base shall be reduced by removing such Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Borrowing Base;

(e) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Noteless Assigned Loans shall not exceed 25% of the Borrowing Base and the Borrowing Base shall be reduced by removing such Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Borrowing Base;

(f) the portion of the Borrowing Base attributable to Eligible Portfolio Investments in the Industry Classification Group that is the Largest Industry Classification Group shall not exceed 25% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Borrowing Base;

(g) the portion of the Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Industry Classification Group that is the Largest Industry Classification Group) shall not exceed 15% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base;

(h) if at any time the weighted average maturity of all Debt/Preferred Eligible Portfolio Investments (based on the fair value of such Eligible Portfolio Investments to the extent included in the Borrowing Base) exceeds 5.5 years, the Borrowing Base shall be reduced by removing Debt/Preferred Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average maturity of all Debt/Preferred Eligible Portfolio Investments included in the Borrowing Base to be no greater than 5.5 years (subject to all other constraints, limitations and restrictions set forth herein);

(i) the portion of the Borrowing Base attributable to Debt/Preferred Eligible Portfolio Investments with a maturity greater than 7 years shall not exceed 15% of the Borrowing Base and the Borrowing Base shall be reduced by removing Debt/Preferred Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base;

(j) if at any time the Weighted Average Leverage Ratio is greater than 4.5, the Borrowing Base shall be reduced by removing Debt/Preferred Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Leverage Ratio to be no greater than 4.5 (subject to all other constraints, limitations and restrictions set forth herein); provided that, the LTV Transactions shall be excluded from such calculation;

(k) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that have an issuer with a trailing twelve-month total debt to EBITDA ratio of greater than 6.0x shall not exceed 15% and the Borrowing Base shall be reduced by removing such Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base; provided that, the LTV Transactions shall be excluded from such calculation;

(l) the portion of the Borrowing Base attributable to PIK Obligations, DIP Loans and Covenant-Lite Loans shall not exceed 10% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Borrowing Base;

(m) if at any time the Weighted Average Fixed Coupon (after giving effect to any Hedging Agreement) is less than the greater of (i) 8% and (ii) the one-month LIBO Rate plus 4.5%, the Borrowing Base shall be reduced by removing Debt/Preferred Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Fixed Coupon to be at least equal to the greater of (x) 8% and (y) the one-month LIBO Rate plus 4.5% (subject to all other constraints, limitations and restrictions set forth herein);

(n) if at any time the Weighted Average Floating Spread (after giving effect to any Hedging Agreement) is less than 4.5%, the Borrowing Base shall be reduced by removing Debt/Preferred Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Floating Spread to be at least 4.5% (subject to all other constraints, limitations and restrictions set forth herein);

(o) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Affiliate Investments shall not exceed 20% of the Borrowing Base, and the Borrowing Base shall be reduced by removing Affiliate Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Borrowing Base; ~~and~~

(p) the portion of the Borrowing Base attributable to Canadian Eligible Portfolio Investments shall not exceed 15% of the Borrowing Base, and the Borrowing Base shall be reduced by removing Canadian Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base~~.~~;

(q) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are LTV Transactions shall not exceed 20% of the Borrowing Base, and the Borrowing Base shall be reduced by removing LTV Transactions therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Borrowing Base; and

(r) if at any time the Weighted Average Recurring Revenue Ratio is greater than 2.40 to1.00, the Borrowing Base shall be reduced by removing Recurring Revenue Transactions therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Recurring Revenue Ratio to be no greater than 2.40 to 1.00 (subject to all other constraints, limitations and restrictions set forth herein).

For the avoidance of doubt, no Portfolio Investment shall be an Eligible Portfolio Investment unless, among the other requirements set forth in this Agreement, (i) such Investment is subject only to Eligible Liens and (ii) such Investment is Transferable. In addition, as used herein, the following terms have the following meanings:

“ABL Transaction” has the meaning assigned to such term in the definition of “LTV Transaction”.

“Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment:

Eligible Portfolio Investment	Unquoted	Quoted
Cash and Cash Equivalents (including Short-Term U.S. Government Securities)	n/a	100%
Long-Term U.S. Government Securities	n/a	85%
Performing First Lien Bank Loans	65%	75%
Performing Last Out Loans	55%	65%
Performing Second Lien Bank Loans	50%	60%

Performing LTV Transactions	50%	50%
Performing High Yield Securities and Performing Covenant-Lite Loans	45%	55%
Performing Mezzanine Investments	40%	50%
Performing PIK Obligations and Performing DIP Loans	35%	40%
Performing Common Equity	25%	30%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Covenant-Lite Loan” means a Bank Loan that does not contain at least one financial maintenance covenant, whether or not compliance with one or more incurrence covenants is otherwise required by such Bank Loan.

“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment which is an Investment in Indebtedness.

“Debt/Preferred Eligible Portfolio Investment” means an Eligible Portfolio Investment which is either a Debt Eligible Portfolio Investment or Preferred Stock.

“Defaulted Obligation” means (i) any Investment in Indebtedness (a) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (b) as to which a default as to the payment of principal and/or interest has occurred and is continuing on another material debt obligation of the obligor under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof); (c) as to which the obligor under such Indebtedness or others have (x) engaged in an out-of-court restructuring process (including through any provision of the Uniform Commercial Code or other law) in the past 180 days or (y) instituted proceedings to have such obligor adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such obligor has filed for protection under the Bankruptcy Code or under any foreign bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it (unless, in the case of clause (b) or (c), such Indebtedness is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (d) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such Indebtedness has been commenced and is being pursued by or on behalf of the holders thereof; (e) as to which the Borrower has delivered written notice to the Portfolio Company declaring such Indebtedness in default and such default has not been remedied, cured or waived within 60 days after delivery of such notice; or (f) as to which the Borrower otherwise exercises significant remedies following a default; (ii) stock in respect of which (A) the issuer has failed to (w) meet any scheduled redemption obligations, (x) pay its latest declared cash dividend or (y) pay any other amount owing in connection with such stock or any other class of stock, in each case after the expiration of any applicable grace period, (B) the default rate of interest has been and continues to be charged for more than 120 consecutive days or (C) any outstanding Indebtedness of the issuer of such stock would satisfy clause (i) above if such Indebtedness was an Investment in Indebtedness (or if any agent or lender with respect to any Indebtedness of the issuer of such stock has delivered written notice declaring such Indebtedness in default or as to which any such agent or lender has exercised significant remedies following a default) and (iii) any Eligible Portfolio Investment that the Borrower has in its reasonable commercial judgment otherwise declared to be a Defaulted Obligation.

“DIP Loan” means a Bank Loan, whether revolving or term, that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by a Portfolio Company, which is a debtor in possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, which satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan have not been subordinated or junior to, or pari passu with, in whole or in part, to the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction; (i) no portion of the DIP Loan is payable in consideration other than cash;

and (j) no portion of the DIP Loan has been credit bid under Section 363(k) of the Bankruptcy Code or otherwise. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” in the relevant agreement relating to the applicable Eligible Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Eligible Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower; provided that, unless otherwise agreed to by the Administrative Agent, no such adjustments shall be made solely due to the impact of any Public Health Event.

“Eligible Liens” has the meaning assigned to such term in Section 1.01 of this Agreement.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first Lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such Lien and security interest may be second in priority to a Permitted Prior Working Capital Lien; and further provided that (other than for an LTV Transaction) any portion of such a Bank Loan which has a total debt to EBITDA ratio above 4.00x will have the advance rates of a Second Lien Bank Loan applied to such portion. For the avoidance of doubt, in no event shall a First Lien Bank Loan include a Last Out Loan.

“Fixed Rate Portfolio Investment” means a Debt/Preferred Eligible Portfolio Investment that bears interest at a fixed rate. For the avoidance of doubt, an OID-Only Investment shall not be a Fixed Rate Portfolio Investment.

“Floating Rate Portfolio Investment” means a Debt/Preferred Eligible Portfolio Investment that bears interest at a floating rate. For the avoidance of doubt, an OID-Only Investment shall not be a Floating Rate Portfolio Investment.

“High Yield Securities” means debt Securities and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

“Last Out Loan” shall mean, with respect to any Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Bank Loan that is the last out tranche; provided that:

(a) such last out tranche is entitled (along with the first out tranche) to the benefit of a first Lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings;

(b) the ratio of (x) the amount of the first out tranche to (y) EBITDA of the underlying obligor does not at any time exceed 2.00x;

(c) such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary exceptions if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche (subject to customary exceptions), and (iv) provides the holders of such last out tranche with customary protections (including, without limitation, consent rights with respect to (1) any increase of the principal balance of the first out tranche by more than 15%, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche, (3) any reduction of the final maturity of the first out tranche by additional 2.5%, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche); and

(d) such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded).

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three months from the applicable date of determination.

“LTV Transaction” means any transaction that (i) is either (a) structured in a way that would customarily be considered a specialized asset-backed transaction supported by receivables, inventory or other assets (each an “ABL Transaction”) or (b) structured as a recurring revenue loan that (1) is in a high-growth industry or industry that customarily has business with revenue derived from perpetual licenses, subscription agreements, maintenance streams or other similar perpetual cash flow streams (as reasonably determined in good faith by the Borrower) (each, a “Recurring Revenue Transaction”), (2) has a loan to enterprise value ratio (determined in a manner consistent with the methodology outlined in paragraph (7) of Schedule 1.01(d)) of less than 50% and (3) does not have a debt to recurring revenue ratio of greater than 3.00 to 1.00, (ii) does not include and would not customarily be expected to include a financial covenant based on debt to EBITDA, debt to EBIT or a similar multiple of debt to operating cash flow, (iii) is a First Lien Bank Loan or Last Out Loan, (iv) is not subject to a Permitted Prior Working Capital Lien,

(v) is designated as an LTV Transaction by the Borrower at the time of the initial investment (or with respect to the existing investments, prior to the Amendment No. 1 Effective Date) and (vi) would not otherwise meet the definition of “Covenant-Lite Loan”.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer and (ii) a Bank Loan that is not a First Lien Bank Loan, a Second Lien Bank Loan, a Covenant-Lite Loan, a High Yield Security or a Last Out Loan.

“Noteless Assigned Loan” means a Bank Loan with respect to which: (a) the underlying documentation does not require the underlying borrower to execute and deliver a promissory note to evidence the indebtedness created under such Bank Loan; (b) none of the Borrower, the Investment Advisor, Fidus Group Holdings or any of their respective Affiliates, is an agent with respect to such Bank Loan; and (c) the applicable Obligor has affirmatively requested a promissory note from the underlying agent and borrower and has used all commercially reasonable efforts to obtain such promissory note but has been unable to obtain a promissory note from the underlying borrower (but only for so long as the applicable Obligor has not received such a promissory note).

“OID-Only Investment” means an Eligible Portfolio Investment that was issued at a discount to par resulting in “original issue discount” and that does not pay or accrue interest.

“Performing” means with respect to any Eligible Portfolio Investment, such Eligible Portfolio Investment (i) is not a Defaulted Obligation, (ii) does not represent debt or Capital Stock of an issuer that has issued a Defaulted Obligation and (iii) is not on non-accrual.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing Covenant-Lite Loans” means funded Covenant-Lite Loans that (a) are not PIK Obligations and (b) are Performing.

“Performing DIP Loans” means funded DIP Loans that (a) are not PIK Obligations and (b) are not Defaulted Obligations.

“Performing First Lien Bank Loans” means funded First Lien Bank Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing High Yield Securities” means funded High Yield Securities that (a) are not PIK Obligations and (b) are Performing.

“Performing Last Out Loans” means funded Last Out Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans or Second Lien Bank Loans and (b) are Performing.

“Performing Mezzanine Investments” means funded Mezzanine Investments that (a) are not PIK Obligations and (b) are Performing.

“Performing Second Lien Bank Loans” means funded Second Lien Bank Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans or Last Out Loans and (b) are Performing.

“Performing LTV Transactions” means funded LTV Transactions that (i) in the case of the ABL Transactions, do not have a borrowing base deficiency and (ii) are Performing.

“Permitted Prior Working Capital Lien” means, with respect to an issuer that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such issuer in the accounts receivable and inventory (and the proceeds thereof) of such issuer and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan has a second priority Lien on such accounts receivable and inventory, (ii) such working capital facility is not secured by any other assets (other than a second priority Lien, subject to the first priority Lien of the Bank Loan, on any other assets) and does not benefit from any standstill rights or other agreements with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 15% of the aggregate enterprise value of the issuer (as determined in accordance with the valuation methodology for determining the enterprise value of the applicable Portfolio Company as specified in Paragraph 22 of Schedule 1.01(d)).

“PIK Obligation” means (A) an OID-Only Investment or (B) an obligation that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the obligor may be, added to the principal balance of such obligation or otherwise deferred and accrued rather than being paid in cash, provided that any such obligation shall not constitute a PIK Obligation if it (i) is a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 8% per annum or (ii) is not a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 4.5% per annum in excess of the applicable index.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock; provided that such Preferred Stock (i) pays a cash dividend on a monthly or quarterly basis, (ii) has a maturity date or is subject to mandatory redemption on a date certain that is not greater than ten (10) years from the date of initial issuance of such Preferred Stock and (iii) has a Liquidation Preference.

“Recurring Revenue Transaction” has the meaning assigned to such term in the definition of “LTV Transaction”.

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, or (b) any Portfolio Investment that has in the past six months been (x) on cash non-accrual, or (y) amended or subject to a deferral or waiver, if both (1) the effect of which is to (i) change the amount of previously required scheduled debt amortization (or, in the case of Preferred Stock, required payments on such Preferred Stock) (other than by reason of repayment thereof) or (ii) extend the tenor of previously required scheduled debt amortization, in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20% and (2) the reason for such amendment, deferral or waiver is related to the deterioration of the credit profile of the underlying borrower such that, in the absence of such amendment, deferral or waiver, it is reasonably expected by the Borrower that such underlying borrower either (x) will not be able to make any such previously required scheduled debt amortization payment (or, in the case of Preferred Stock, required payments on such Preferred Stock) or (y) is anticipated to incur a breach of a material financial covenant. A DIP Loan shall not be deemed to be a Restructured Investment, so long as it does not meet the conditions of the definition of Restructured Investment.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second Lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of Indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three (3) months of the applicable date of determination.

“Spread” means, with respect to Floating Rate Portfolio Investments, the cash interest spread of such Floating Rate Portfolio Investment over the applicable LIBO Rate; provided, that, in the case of any Floating Rate Portfolio Investment that does not bear interest by reference to the LIBO Rate, “Spread” shall mean the cash interest spread of such Floating Rate Portfolio Investment over the LIBO Rate in effect as of the date of determination for deposits in Dollars for a period of three (3) months.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle (or any similar obligor in the principal business of offering, originating or financing pools of receivables or other financial assets) and secured directly by, referenced to, or representing ownership of or investment in, a pool of receivables or other financial assets of any Obligor, including collateralized loan obligations, collateralized debt obligations and mortgaged-backed securities, or any finance lease. For the avoidance of doubt, if an obligation satisfies the definition of “Structured Finance Obligation”, such obligation shall not (a) qualify as any other category of Portfolio Investment and (b) be included in the Borrowing Base.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 5.12(b)(ii).

“Weighted Average Fixed Coupon” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying the cash interest coupon of each Fixed Rate Portfolio Investment included in the Borrowing Base as of such date by the outstanding principal balance (or, in the case of Preferred Stock, the liquidation preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of such Fixed Rate Portfolio Investment as of such date, dividing such sum by the aggregate outstanding principal balance (or, in the case of Preferred Stock, the liquidation preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of all such Fixed Rate Portfolio Investments and rounding up to the nearest 0.01%. For the purpose of calculating the Weighted Average Fixed Coupon, all Fixed Rate Portfolio Investments that are not currently paying cash interest shall have an interest rate of 0%.

“Weighted Average Floating Spread” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying, in the case of each Floating Rate Portfolio Investment included in the Borrowing Base, on an annualized basis, the Spread of such Floating Rate Portfolio Investments, by the outstanding principal balance (or, in the case of Preferred Stock, the liquidation preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of such Floating Rate Portfolio Investments as of such date and dividing such sum by the aggregate outstanding principal balance (or, in the case of Preferred Stock, the liquidation preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of all such Floating Rate Portfolio Investments and rounding the result up to the nearest 0.01%.

“Weighted Average Leverage Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Debt/Preferred Eligible Portfolio Investment included in the Borrowing Base~~,~~ (but, for the avoidance of doubt, excluding any Debt/Preferred Eligible Portfolio Investment that are LTV Transactions), ~~the leverage ratio (expressed as a number) for the Portfolio Company of such Debt/Preferred Eligible Portfolio Investment of all Indebtedness or, as applicable, Preferred Stock that has a ranking of payment or Lien priority senior to or pari passu with and including the tranche that includes such Borrower’s Debt/Preferred Eligible Portfolio Investment, by the fair value of such Debt/Preferred Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Debt/Preferred Eligible Portfolio Investments and rounding the result up to the nearest 0.01.~~

“Weighted Average Recurring Revenue Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Recurring Revenue Transaction included in the Borrowing Base, the debt to recurring revenue ratio (expressed as a number) for the Portfolio Company of such Eligible Portfolio Investment of all Indebtedness that has a ranking of payment or lien priority senior to or pari passu with and including the tranche that includes the Borrower’s Eligible Portfolio Investment, by the fair value of such Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Eligible Portfolio Investments and rounding the result up to the nearest 0.01.

SECTION 5.14. Taxes. Each of the Borrower and its Subsidiaries will timely file or cause to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and will pay all Taxes (whether or not shown as due and owing on such Tax returns) for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except Taxes that are being contested in good faith by appropriate proceedings, and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges will be adequate in accordance with GAAP.

SECTION 5.15. Anti-Hoarding of Assets at Non-Pledged SBIC Subsidiaries . If any Non-Pledged SBIC Subsidiary is not prohibited by any law, rule or regulation or by any contract or agreement relating to indebtedness from distributing all or any portion of its assets to an Obligor, then such Non-Pledged SBIC Subsidiary shall, if a Significant Unsecured Indebtedness Event has occurred and is continuing, distribute to an Obligor the amount of assets held by such Non-Pledged SBIC Subsidiary that such Non-Pledged SBIC Subsidiary is permitted to distribute and that, in the good faith judgment of the Borrower, such Non-Pledged SBIC Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party; provided, further, however, that if a Significant Unsecured Indebtedness Event has occurred and is continuing and the value of the assets owned by such Non-Pledged SBIC Subsidiary significantly exceeds the amount of Indebtedness of such Non-Pledged SBIC Subsidiary, even if such Non-Pledged SBIC Subsidiary is prohibited by any contract or agreement relating to Indebtedness from distributing all or any portion of its assets to an Obligor, the Borrower shall use its commercially reasonable efforts to take such action as is necessary to cause such SBIC Subsidiary to become an Obligor or distribute assets to an Obligor in an amount equal to the amount of assets held by such Non-Pledged SBIC Subsidiary that, in the good faith judgment of the Borrower, such Non-Pledged SBIC Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party that includes advance rates that are substantially comparable to market terms for substantially similar debt financings at such time of determination.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder or under any other Loan Document;

(b) Indebtedness owing by the Borrower to any wholly-owned Obligor or Indebtedness owed by any wholly-owned Obligor to the Borrower or another wholly-owned Obligor;

(c) Unsecured Longer-Term Indebtedness, so long as (x) no Default exists at the time of the incurrence, refinancing or replacement thereof (or immediately after the incurrence, refinancing or replacement thereof) and (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) and within five Business Days after the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect ;

(d) Indebtedness of SBIC Subsidiaries, provided that (i) on the date that such Indebtedness is incurred (for clarity, with respect to any and all revolving loan facilities, term loan facilities, staged advance loan facilities or any other credit facilities, “incurrence” shall be deemed to take place at the time the definitive documentation for such facility is entered into and at the time any amendment, modification, supplement, document or other agreement is entered into that increases the amount that may be borrowed thereunder, and not upon each (or any) borrowing thereunder), prior to and immediately after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) and within five Business Days after the date of such incurrence Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e);

(e) Other Permitted Indebtedness and Indebtedness of any Obligor under any Hedging Agreement entered into in the ordinary course of such Obligor’s financial planning and not for speculative purposes; provided that such Other Permitted Indebtedness and Indebtedness under all outstanding Hedging Agreements collectively do not exceed an aggregate principal amount equal to $12,500,000 (for clarity, the amount of any Indebtedness under any Hedge Agreement shall be the amount (after giving effect to any netting agreements) such Obligor would be obligated for under such Hedging Agreement if such Hedging Agreement was terminated at the time of determination);

(f) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(g) Indebtedness consisting of Disqualified Equity Interests, which by its terms, or upon the happening of an event, does not mature and is not mandatorily redeemable (pursuant to a sinking fund obligation or otherwise) and is not redeemable at the option of the holder thereof, in whole or in part, prior to a date that is six months after the Maturity Date;

(h) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(i) obligations of the Borrower under a Permitted SBIC Guarantee;

(j) from and after the date that is nine months prior to the maturity of the 2023 Note, the outstanding principal amount of the 2023 Notes; and

(k) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as such judgments or awards do not constitute an Event of Default.

SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any SBIC Subsidiary or any other Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the Restatement Effective Date and set forth in Schedule 3.11(b), provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b) Liens created pursuant to the Security Documents;

(c) Liens on assets owned by SBIC Subsidiaries;

(d) Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(e) Permitted Liens;

(f) additional Liens securing Indebtedness not to exceed $5,000,000 in the aggregate provided such Indebtedness is not otherwise prohibited under Section 6.01(e) of this Agreement; and

(g) Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA.

SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than SBIC Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including, without limitation, Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding (x) assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clauses (d) and (e) below, Portfolio Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to applicable law with respect to any corporation, limited liability company, partnership or other entity).

Notwithstanding the foregoing provisions of this Section:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be (i) between a Subsidiary or a wholly owned Subsidiary Guarantor and the Borrower, the Borrower shall be the continuing or surviving entity and (ii) between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity;

(b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to an SBIC Subsidiary) so long as prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Covered Debt Amount does not exceed the Borrowing Base;

(e) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than ownership interests in SBIC Subsidiaries), Cash and Cash Equivalents to an SBIC Subsidiary so long as (i) prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Covered Debt Amount does not exceed the Borrowing Base and no Default or Event of Default exists, and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect and (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 120% of the Covered Debt Amount;

(f) any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(g) the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing;

(h) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year; and

(i) any non-Obligor Subsidiary may be merged or consolidated with or into any other non-Obligor Subsidiary.

SECTION 6.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a) operating deposit accounts with banks;

(b) Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c) Hedging Agreements entered into in the ordinary course of the Borrower’s business for financial planning and not for speculative purposes;

(d) Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Investment Policies;

(e) Equity Interests in (or capital contribution to) SBIC Subsidiaries to the extent not prohibited by Section 6.03(e);

(f) Investments by any SBIC Subsidiary;

(g) Investments in Cash and Cash Equivalents;

(h) Investments described on Schedule 3.12(b) hereto; and

(i) additional Investments up to but not exceeding $2,500,000 in the aggregate (for purposes of this clause (i), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made), minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment, provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the SBIC Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower may declare, make, agree to pay or make, and pay dividends on its Equity Interests payable solely in additional shares of the Borrower’s common stock;

(b) the Borrower may declare, make, agree to pay or make, and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed the higher of (x) the net investment income of the Borrower for the applicable fiscal year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 5.01(a) and (y) 110% of the amount that is required by the Borrower to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto) (such higher amount of (x) and (y), the “Required Payment Amount”);

(c) the Subsidiaries of the Borrower may declare, make, agree to pay or make, and pay Restricted Payments to the Borrower or to any Subsidiary Guarantor;

(d) Obligors may declare, make, agree to pay or make, and pay Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of the Investment Advisor or the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Investment Advisor or the Borrower or any of its Subsidiaries; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of all repurchases in any calendar year shall not exceed $500,000, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $1,000,000 in any calendar year;

(e) The Borrower may declare, make, agree to pay or make, and pay dividends in respect of Equity Interests consisting of shares of preferred stock issued by the Borrower that are not Disqualified Equity Interests; provided that (i) such dividend is not a “special dividend” but is a customary dividend that, pursuant to the terms of such preferred stock, accrues and accumulates on the unpaid liquidation preference of such preferred stock at a market rate, (ii) no Default or Event of Default shall have occurred and be continuing or result from the making such payment and (iii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.07 after giving effect to such dividend; and

(f) the Borrower may declare, make, agree to pay or make, and pay Restricted Payments to repurchase or redeem Equity Interests of the Borrower up to an aggregate amount equal to $10,000,000 after the Restatement Effective Date and during the term of the Credit Agreement, so long as on the date of such Restricted Payment and after giving effect thereto:

(1) no Default shall have occurred and be continuing;

(2) (x) the Covered Debt Amount does not exceed 80% of the Borrowing Base on the date of such Restricted Payment and after giving effect thereto, and (y) the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as of such date demonstrating compliance with the foregoing; and

(3) prior to and immediately after giving effect to such Restricted Payment, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to such Restricted Payment and on the date of such Restricted Payment, the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect.

For the avoidance of doubt, the Borrower shall not declare any dividend or repurchase or redeem Equity Interests of the Borrower to the extent such declaration, repurchase, or redemption violates the provisions of the Investment Company Act applicable to it.

SECTION 6.06. Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than SBIC Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(c) or (j), (ii) any Indebtedness permitted under Section 6.01(e) secured by a Lien permitted under Section 6.02(f) provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien, (iii) any Indebtedness permitted under Section 6.01(f) or (g) secured by a Permitted Lien provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien and (iv) any agreement, instrument or other arrangement pertaining to any sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (i) only apply to such assets and (ii) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of the obligations under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents.

SECTION 6.07. Certain Financial Covenants.

(a) Minimum Stockholder’s Equity. After the Restatement Effective Date, the Borrower will not permit Stockholders’ Equity as of the last day of any fiscal quarter of the Borrower to be less than the sum of (x) $262,500,000, plus (y) 65% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Restatement Effective Date (other than the proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries).

(b) Asset Coverage Ratio. After the Restatement Effective Date, the Borrower will not permit the Asset Coverage Ratio to be less than 2.00 to ~~1~~1.00 ~~at any time.~~

(c) Consolidated Interest Coverage Ratio. ~~After the Original~~On and after the Amendment No. 1 ~~Effective Date, the Borrower will not permit the Consolidated Interest Coverage Ratio to be less than 2.50~~(i) 2.25 ~~to 1~~1:00 ~~as of the last day of any~~the fiscal quarter ending June 30, 2020, (ii) 2.00 to 1:00 as of the last day of the fiscal quarter ending September 30, 2020 and December 31, 2020 and (iii) 1.75 to 1:00 as of the last day of each ~~fiscal quarter of the Borrower thereafter.~~

(d) Liquidity Test. After the Original Effective Date, the Borrower will not permit the aggregate Value of the Eligible Portfolio Investments that can be converted to Cash in fewer than ten (10) Business Days without more than a 5% change in price to be less than 10% of the Covered Debt Amount for more than 30 Business Days during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Borrowing Base.

(e) Obligors’ Net Worth Test. After the Restatement Effective Date, the Borrower will not permit the Obligors’ Net Worth at any time to be less than an amount equal to (i) $100,000,000 plus (ii) 50% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Restatement Effective Date.

SECTION 6.08. Transactions with Affiliates.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05, (v) the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Section 6.11(b), (vi) existing transactions with Affiliates as set forth in Schedule 6.08, (vii) the payment of compensation and reimbursement of expenses of directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification to directors in the ordinary course of business, and (viii) co-investments with other funds or client accounts advised by the Investment Advisor shall be permitted to the extent permitted by (x) the Investment Company Act, (y) the Massachusetts Mutual Life Insurance Co., SEC No Action Letter (pub. Avail. June 7, 2000) or (z) the Fidus Exemptive Order.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any issuer of an Affiliate Investment, except transactions in the ordinary course of business that are either (i) on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained at the time on an arm’s-length basis from unrelated third parties or (ii) in the nature of an amendment, supplement or modification to any such Affiliate Investment on terms and conditions that are similar to those obtained by debt or equity investors in similar types of investments in which such investors do not have the controlling equity interest, in each case, as reasonably determined in good faith by the Borrower.

SECTION 6.09. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10. No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement and (e) restrictions imposed by the SBA on the pledge of the equity of any SBIC Subsidiary.

SECTION 6.11. Modifications of Indebtedness and Affiliate Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of:

(a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Unsecured Longer-Term Indebtedness”; or

(b) any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d) and (e), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms, provided that no such amendment, restatement or modification shall, unless Borrower complies with the terms of Section 5.08(a)(i) hereof, cause an SBIC Subsidiary to fail to be an “SBIC Subsidiary” in accordance with the definition thereof.

SECTION 6.12. Payments of Indebtedness.

(a) Payments of Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Unsecured Longer-Term Indebtedness other than (i) to refinance any Unsecured Longer-Term Indebtedness (other than the 2023 Notes) in full or in part with Indebtedness permitted under Section 6.01(c) (such Indebtedness permitted under Section 6.01(c), “Refinancing Indebtedness”); provided that the Borrower may, at its option, use all or a portion of the proceeds of such Refinancing Indebtedness to immediately prepay Loans hereunder or for any other purpose permitted hereunder and, within 90 calendar days after the incurrence of such Refinancing Indebtedness, the Borrower may prepay Unsecured Longer-Term Indebtedness (other than the 2023 Notes or Refinancing Indebtedness) in an amount not to exceed the principal amount of such incurred Refinancing Indebtedness so long as, with respect to a prepayment pursuant to this proviso, (i) no Default exists as of the date of such prepayment of such Unsecured Longer-Term Indebtedness (or immediately after giving to such prepayment), (ii) the Covered Debt Amount does not exceed 80% of the Borrowing Base calculated on a pro forma basis after giving effect to such prepayment of such Unsecured Longer-Term Indebtedness, and (iii) prior to and immediately after giving effect to such prepayment of such Unsecured Longer-Term Indebtedness, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e), (ii) to prepay any Unsecured Longer-Term Indebtedness (other than the 2023 Notes) in full or in part with the proceeds of any issuance of Equity Interests and (iii) regularly scheduled payments or prepayments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that (x) the conversion features into Permitted Equity Interests under convertible notes and (y) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest expense or fractional shares (which may be payable in cash), shall be permitted under this Section 6.12(a)).

(b) Payments of 2023 Notes. Except for regularly scheduled payments of interest required pursuant to the 2023 Notes and the payment when due of the fees and expenses that are required to be paid in connection with 2023 Notes, the Borrower will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the 2023 Notes other than (i) to refinance the 2023 Notes in full or in part with Refinancing Indebtedness; provided that the Borrower may, at its option, use all or a portion of the proceeds of such Refinancing Indebtedness to immediately prepay the Loans hereunder or for any other purpose permitted hereunder and, within 90 calendar days after the incurrence of such Refinancing Indebtedness, the Borrower may prepay the 2023 Notes in an amount equal to the principal amount of such incurred Refinancing Indebtedness so long as, with respect to a prepayment pursuant to this proviso, (i) no Default exists as of the date of such prepayment of the 2023 Notes (or immediately after giving to such prepayment), (ii) the Covered Debt Amount does not exceed 80% of the Borrowing Base calculated on a pro forma basis after giving effect to such prepayment of the 2023 Notes, and (iii) prior to and immediately after giving effect to such prepayment of the 2023 Notes, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) and (ii) to prepay the 2023 Notes in full or in part with the proceeds of any issuance of Equity Interests.

SECTION 6.13. Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Original Effective Date.

SECTION 6.14. SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

SECTION 6.15. Derivative Transactions. The Borrower will not, nor will it permit any of its Subsidiaries (other than SBIC Subsidiaries), to enter into any swap or derivative transactions (including total return swaps) or other similar transactions or agreements, except for Hedging Agreements to the extent permitted pursuant to Section 6.01(e) and 6.04(c).

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.08(b)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality or Material Adverse Effect);

(d) the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.01(e), Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.09, Section 5.10, Section 5.12(c) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Section 5.01(f) or Sections 5.02(b), (c) or (d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five (5) or more days after the earlier of (A) notice thereof from the Administrative Agent (given at the request of any Lender) and (B) Borrower has knowledge of such failure;

(e) the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of (A) notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower and (B) Borrower has knowledge of such failure;

(f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;

(g) any event or condition occurs that (i) results in all or any portion of any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a contingent mandatory conversion or redemption event provided such conversion or redemption is effectuated only in capital stock that is not Disqualified Equity Interests;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) there is rendered against the Borrower or any of its Subsidiaries or any combination thereof (x) one or more judgments for the payment of money in an aggregate amount (as to all such judgments and orders) in excess of $5,000,000 (to the extent not covered by independent third party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) or (y) any one or more non-monetary judgments that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect and, in either case (i) the same shall remain undischarged (other than by way of payment of amounts in excess of $5,000,000) for a period of 30 consecutive days following the entry of such judgment or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(l) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $5,000,000, (ii) a material increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, or (iii) a material increase since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in potential withdrawal liability under Section 4201 of ERISA, or the arising of potential withdrawal liability under Section 4201 of ERISA, if the Borrower, its Subsidiaries and their respective ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, with such notice to include a statement of the Borrower setting forth details as to the events described in the foregoing clauses (i), (ii) and (iii) (as applicable) and the action, if any, that the Borrower proposes to take with respect thereto;

(m) a Change in Control shall occur;

(n) any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(o) the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Security Agreement; provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the earlier of (i) the Borrower becoming aware of such default and (ii) the Borrower’s receipt of written notice of such default thereof from the Administrative Agent, unless, in each case, the continuance thereof is a result of a failure of the Collateral Agent or Administrative Agent to take an action within their control (and the Borrower has requested that the Collateral Agent or Administrative Agent to take such action);

(p) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing;

(q) the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee; or

(r) an Investment Advisor Departure Event shall occur.

then, and in every such event (other than an event described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lender’s rights and remedies under the Loan Document, or as otherwise provided under or pursuant to any applicable law or agreement.

SECTION 7.02. Performance by the Administrative Agent. Should any Obligor fail to perform any covenant, duty, or agreement contained herein or in any of the other Loan Documents, and such failure results in an Event of Default, the Administrative Agent may, but is not obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Obligor as long as such Event of Default is continuing. In such event, the Obligors will, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at the Administrative Agent’s Account, together with interest thereon as specified in Section 2.10(c) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor any other Secured Party assumes any liability or responsibility for the performance of any duties of any Obligor, or any related Person hereunder or under any of the other Loan Documents or other control over the management and affairs of any Obligor, or any related Person, nor by any such action will the Administrative Agent or any other Secured Party be deemed to create a partnership arrangement with any Obligor or any related Person.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Appointment.

(a) Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Appointment of the Collateral Agent. Each of the Lenders hereby irrevocably appoints the Collateral Agent as its collateral agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition to the rights, privileges and immunities in the Guarantee and Security Agreement, the Collateral Agent has been and shall be entitled to all rights, privileges, immunities, exculpations and indemnities of the Administrative Agent and for such purpose each reference to the Administrative Agent in this Article VIII has been and shall be deemed to include the Collateral Agent.

SECTION 8.02. Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may (without having to account therefor to any other Lender) exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, make investments in and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from the Borrower or any Subsidiary or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

SECTION 8.03. Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Loan Documents or the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything to the contrary contained herein, in no event shall the Administrative Agent be liable or responsible in any way or manner for the failure to obtain or receive an IVP External Unquoted Value for any asset or for the failure to send any notice required under Section 5.12(b)(ii)(B)(x).

SECTION 8.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by or on behalf of the proper Person or Persons, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06. Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

SECTION 8.07. Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08. Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either (x) a disposition of property permitted hereunder (which release described in this clause (x) shall be automatic and require no further action from any party) or (y) a disposition to which the Required Lenders have consented.

SECTION 8.09. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent hereby informs the Lenders that the Administrative Agent is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that the Administrative Agent has a financial interest in the transactions contemplated hereby in that the Administrative Agent or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

For purposes of this Section 8.09, the following definitions apply to each of the capitalized terms below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 8.10. Arranger and Bookrunner. The Arranger and the Bookrunner shall not have obligations or duties whatsoever in such capacities under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacities, but the Arranger and the Bookrunner shall have the benefit of the indemnities provided for hereunder.

SECTION 8.11. Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Guaranteed Obligations (as defined in the Guarantee and Security Agreement), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and/or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of any Hedging Agreement the obligations under which constitute Hedging Agreement Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Obligor under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Hedging Agreements shall be deemed to have appointed the Administrative Agent and Collateral Agent to serve as administrative agent and collateral agent, respectively, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon or any certificate prepared by any Obligor in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.12. Credit Bidding. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or to the extent permitted by Section 9.01(b) or otherwise herein, e-mail, as follows:

(i) if to the Borrower, to it at:

Fidus Investment Corporation

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

Attention: Shelby E. Sherard

Telephone: (847) 859-3940

Fax: (847) 859-3953

E-Mail: ssherard@fidusinv.com

With a copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001-3980

Attention: R. Christian Walker, Esq.

Telephone Number: (202) 383-0872

Fax: (202) 637-3593

E-Mail: christianwalker@eversheds-sutherland.com

(ii) if to the Administrative Agent, to it at:

ING Capital LLC

1133 Avenue of the Americas

New York, New York 10036

Attention: Dominik Breuer

Telephone Number: (646) 424-6269

Telecopy Number: (646) 424-6919

E-Mail: Dominik.Breuer@ing.com

with a copy, which shall not constitute notice, to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: Jay R. Alicandri, Esq.

Telephone Number: (212) 698-3800

Telecopy Number: (212) 698-3599

E-Mail: jay.alicandri@dechert.com

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.03 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Posting of Communications.

(i) For so long as a Debtdomain™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website, provided that the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

(ii) The Obligors agree that the Administrative Agent may, but shall not be obligated to, make any communications available to the Lenders by posting the communications on IntraLinks™, Debtdomain™, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(iii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each of the Obligors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and each Obligor hereby approves distribution of the communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iv) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY BOOKRUNNER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Amendments to this Agreement. Except as set forth in Section 2.11(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.16(b), no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

(iv) change Section 2.15(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction of commitments, sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly affected thereby,

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

(vi) permit the assignment or transfer by any Obligor of any of its rights or obligations under any Loan Document without the consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the Guarantee and Security Agreement or the Custodian Agreement, as applicable, and the Liens granted under the Guarantee and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding any such increase pursuant to a Commitment Increase under Section 2.06(f)) except to the extent otherwise expressly contemplated by the Guarantee and Security Agreement and except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, subject to Section 2.16(b), (i) without the written consent of the holders of not less than two-thirds of the total Revolving Credit Exposures and unused Commitments, no such waiver, amendment or modification to the Guarantee and Security Agreement shall (A) release any Obligor representing more than 10% of the Stockholder’s Equity of the Borrower from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Stockholder’s Equity of the Borrower under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented, or otherwise in accordance with Section 9.15.

(d) Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent, such proposed amendment, waiver or consent requires the consent of “each Lender” or “each Lender affected thereby”, and the consent of the Required Lenders is obtained (provided, that if the definition of “Required Lenders” provides that the threshold for consent of the Required Lenders is higher than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, and in such case the consent of the Lenders having Revolving Credit Exposures and unused Commitments representing more than two-thirds of the sum of the total Revolving Credit Exposures and unused Commitments at such time is obtained, then the consent of the Required Lenders shall be deemed to have been obtained for purposes of this Section 9.02(d)), but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then, provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.17(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

(e) Ambiguity, Omission, Mistake or Typographical Error. Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of one counsel and of any necessary special and/or local counsel for the Administrative Agent and the Collateral Agent collectively (other than the allocated costs of internal counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent or any Lender, including reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iii) and all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including, without limitation, any arrangement entered into with an Independent Valuation Provider), (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether brought by the

Borrower, any Indemnitee or a third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages (other than in respect of any such damages incurred or paid by an Indemnitee to a third party)) arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

This Section 9.03 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, liabilities and related expenses arising from a non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of; this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the willful misconduct or gross negligence of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no

Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower, provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee, and (ii) to the extent the Borrower is notified in writing of a proposed assignment, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of a Lender with prior written notice by such Lender to the Administrative Agent.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Commitments and Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of

Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Subsidiary Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.17(b)); and

(D) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle

(an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.12 (or any other increased costs protection provision), 2.13 or 2.14. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other

Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including Sections 2.14(e), (f) and (g) (it being understood that the documentation required under Sections 2.14(e), (f) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (each a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in each Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the entitlement to a greater payment results from a Change in Law occurring after the sale of the participation.

(h) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment or Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Commitment or Loan held by it hereunder to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be contingent or unmatured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Affiliate may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and each of the other Loan Documents (unless otherwise set forth therein) shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document (unless otherwise set forth therein), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is a loan transaction in which the specification of Dollars and payment in New York City is of the essence, and Dollars shall be the currency of account in all events relating to Loans. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to New York City under normal banking procedures does not yield the amount of Dollars in New York City due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into another currency (the “Other Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer

Dollars to New York City with the amount of the Other Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of Dollars so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Agent or Lender or by one or more subsidiaries or affiliates of such Agent or Lender and the Borrower hereby authorizes each Agent and Lender to share any information delivered to such Agent or Lender by the Borrower or its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Agent or Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were an Agent or Lender (as applicable) hereunder. Such authorization shall survive the repayment of the Loan or the termination of this Agreement or any provision hereof. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their Affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its Affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) the Lender has not assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their Affiliates on other matters) or any other obligation to the Borrower or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) the Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management, stockholders, creditors or any other Person. The Borrower and each of its Subsidiaries each acknowledge and agree that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each of its Subsidiaries each agree that it will not claim that the Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any of its Subsidiaries, in connection with such transaction or the process leading thereto.

(b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (iii) any insurer, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans and (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) in connection with the Lenders’ right to grant a security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses (including, without limitation, any Portfolio Investments), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Original Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act. The Obligors shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the

Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation (including, without limitation, delivery to such Lender of a Beneficial Ownership Certification).

SECTION 9.15. Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents necessary or appropriate to evidence the termination of this Agreement, the Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

SECTION 9.16. Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions~~. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA~~Affected ~~Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA~~the applicable ~~Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:~~

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable ~~Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA~~Affected ~~Financial Institution; and~~

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected ~~Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or~~

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable ~~Resolution Authority.~~

SECTION 9.17. Interest Rate Limitations. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the

Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Obligations hereunder.

SECTION 9.18. Limited Waiver. Effective as of the Restatement Effective Date and subject to the terms and conditions set forth in Section 4.01 and in reliance upon the representations and warranties made by the Borrower in Article III, the Administrative Agent and the Lenders hereby waive any Default or Event of Default prior to the Restatement Effective Date that resulted solely from (a) (i) the occurrence of a Change in Control and an Investment Advisor Departure Event in May 2015 in connection with the Investment Advisor becoming a wholly owned Subsidiary of Fidus Group Holdings, (ii) the opening and maintenance of accounts with the Custodian in the name of Fidus Investment Holdings, Inc., that were not subject to a control agreement pursuant to Sections 4.02(v) and 5.08(c)(ii) of this Agreement and Section 7.06 of the Guarantee and Security Agreement prior to the Restatement Effective Date and (iii) the failure of the Obligors to Deliver (as defined in the Existing Security Agreement (as defined in the Guarantee and Security Agreement)) Certificated Securities (as defined pursuant to Section 1.01 of the Guarantee and Security Agreement), Instruments (as defined pursuant to Section 1.01 of the Guarantee and Security Agreement), and Uncertificated Securities (as defined pursuant to Section 1.01 of the Guarantee and Security Agreement) in accordance with clauses (a), (b), and (c), as applicable, of the definition of “Deliver” in the Existing Security Agreement (as defined in the Guarantee and Security Agreement) and Section 7.01 of the Existing Security Agreement (as defined in the Guarantee and Security Agreement) prior to the Restatement Effective Date and (b) (i) the taking of any action, or the failure to take any action, when a Default or Event of Default has occurred and is continuing, in each case, not permitted under this Agreement and the other Loan Documents solely as a result of the occurrence and continuance of a Default or Event of Default described in the preceding clause (a) or (ii) the failure to give notice of (or other information with respect to) a Default or Event of Default described in the preceding clause (a). The limited waiver in this Section 9.18 shall be effective only in this specific instance and for the specific purpose set forth in this Section 9.18 and does not allow for any other or further departure from the terms and conditions of this Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

SECTION 9.19. Amendment and Restatement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Borrower of the obligations under the Existing Credit Agreement (whether or not such obligations are contingent as of the Restatement Effective Date), (ii) the representations and warranties made by the Borrower prior to the Restatement Effective Date and (iii) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the covenants contained in such Existing Credit Agreement). Except solely to the extent set forth in Section 9.18, the amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement prior to the Restatement Effective Date. It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated hereunder so as to preserve the perfection and priority of all Liens securing the Secured Obligations under the Loan Documents and that all Secured Obligations of the Borrower and the Subsidiary Guarantors hereunder shall continue to be secured by Liens evidenced under the Security Documents, and that this Agreement does not constitute a novation or termination of the Indebtedness and obligations existing under the Existing Credit Agreement. The terms and conditions of this Agreement and the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the obligations incurred under the Existing Credit Agreement. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, unless specifically amended hereby or by any other Loan Document, each of the Loan Documents shall continue in full force and effect and, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

SECTION  9.20. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.20, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIDUS INVESTMENT CORPORATION

By:
Name:
Title:

ING CAPITAL LLC, as Administrative Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

Schedule 1.01(a)

APPROVED DEALERS AND APPROVED PRICING SERVICES

APPROVED DEALERS

BNP Paribas Securities Corp.

Banc of America Securities LLC

Barclays Capital Inc.

BMO Capital Markets

BofA Distributors, Inc.

BTIG LLC

Cantor Fitzgerald & Co.

Citigroup Global Markets Inc.

Citicorp Securities Services, Inc.

Courtview Capital

Credit Agricole

Credit Suisse Securities (USA) LLC

Daiwa Capital Markets America Inc.

Deutsche Bank Securities Inc.

FBR Capital Markets & Co.

Fidelity Brokerage Services LLC

Global Hunter Securities LLC

Goldman, Sachs & Co.

Guggenheim Securities LLC

HSBC Securities (USA) Inc.

Imperial Capital LLC

ING Financial Markets LLC

Jeffries & Company, Inc.

J.P. Morgan Securities Inc.

Knight Capital Americas LP

Lazard Freres & Co. LLC

Macquarie Capital USA Inc.

Merrill Lynch Government Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mitsubishi UFJ Securities USA Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. Incorporated

Morgan Stanley Smith Barney

Nomura Securities International, Inc.

RBC Capital Markets

RBS Securities Inc.

RW Baird

Scotia Bank

Sterne Agee

UBS Financial Services Inc.

UBS Securities LLC

Wells Fargo Advisors, LLC

Wells Fargo Securities, LLC

Wells Fargo Investments, LLC

APPROVED PRICING SERVICES

Bloomberg

FT Interactive Data Corporation

International Data Corporation

Loan Pricing Corporation

Markit

SCHEDULE 1.01(B)

COMMITMENTS

Lender	Commitment Amount
ING Capital LLC	$65,000,000
TIAA, FSB	$35,000,000

TOTAL COMMITMENTS	$100,000,000

SCHEDULE 1.01(C)

INDUSTRY CLASSIFICATION GROUPS

1	Aerospace & Defense
2	Automotive
3	Banking
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics, & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	FIRE: Finance
15	FIRE: Insurance
16	Forest Products & Paper
17	Healthcare Products & Pharmaceuticals
18	Healthcare Services
19	High Tech Industries
20	Hotel, Gaming & Leisure
21	Media: Advertising, Printing & Publishing
22	Media: Broadcasting & Subscription
23	Media: Diversified & Production
24	Metals & Mining
25	Retail
26	Services: Business
27	Services: Consumer
28	Sovereign & Public Finance
29	Telecommunications
30	Transportation: Cargo
31	Transportation: Consumer
32	Utilities: Electric
33	Utilities: Oil & Gas
34	Utilities: Water
35	Wholesale

SCHEDULE 1.01(d)

ELIGIBILITY CRITERIA

A Portfolio Investment shall not be an Eligible Portfolio Investment on any date of determination unless it meets all of the following criteria, unless otherwise consented to by the Required Lenders:

1)

(a) If a debt investment (other than a Noteless Assigned Loan), (x) such Portfolio Investment is evidenced by a promissory note registered in the name of an Obligor and delivered to the Custodian (provided, however, that Borrower shall have with respect to Portfolio Investments acquired by the Borrower after the Restatement Effective Date, 30 Business Days after the closing date of such Portfolio Investment, to deliver such promissory notes to the Custodian) and (y) all documentation evidencing or otherwise relating to such Portfolio Investment has been duly authorized and executed, is in full force and effect and is the legal, binding and enforceable obligation of the parties thereto and copies thereof (and in the case of a promissory note in which an original is outstanding, the original) have been delivered to the Custodian;

(b) If a debt investment is a Noteless Assigned Loan, (a) the Custodian shall have received an original of each transfer document or instrument relating to such Noteless Assigned Loan evidencing the assignment of such Noteless Assigned Loan from any prior third party owner thereof directly to the Obligor (together with the consent of each party required under the applicable loan documentation); (b) the Custodian shall have received originals or copies of each of the following, to the extent applicable, any related loan agreement, credit agreement, note purchase agreement, security agreement (and any separate mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto; and (c) all documentation evidencing or otherwise relating to such Noteless Assigned Loan has been duly authorized and executed, is in full force and effect and is the legal, binding and enforceable obligation of the parties thereto and has been delivered to the Custodian;

2)	Such Portfolio Investment, whether originated directly or purchased, was underwritten and closed or acquired in all material respects in accordance with the Investment Policies;

3)

If the issuer of such Portfolio Investment is a “Debtor” (as defined in the definition of “DIP Loan”) and such Portfolio Investment is a debt investment, such Portfolio Investment meets the other criteria set forth in the definition of DIP Loan;

4)	Such Portfolio Investment is Transferable (as defined below);

5)	Such Portfolio Investment is not a Defaulted Obligation or a Restructured Investment;

6)	[Reserved];

7)

~~The~~Other than an LTV Transaction, the underlying issuer of such Portfolio Investment satisfies at least one of the following two conditions at all times: (i) a trailing 24-month EBITDA of at least $8,000,000 as calculated by the Borrower in a commercially reasonable manner or (ii) a loan (through and including (x) in the case of any

Debt/Preferred Eligible Portfolio Investment, the Borrower’s or an Obligor’s exposure (including Preferred Stock) to the applicable Debt/Preferred Eligible Portfolio Investment or (y) if the applicable Portfolio Investment is Performing Common Equity, all debt and preferred equity of the underlying issuer) to enterprise value ratio of not more than 60%, where enterprise value shall be the midpoint of the range of the Applicable External Value for such Portfolio Investment, or, if no such value has been provided in connection with such Portfolio Investment (or if the Administrative Agent or the Borrower believes that the enterprise value for such Portfolio Company is less than the midpoint of the range of such Applicable External Value), then such enterprise value shall be determined by the Borrower in a commercially reasonable manner and shall be reasonably acceptable to the Administrative Agent;

8)

Such Portfolio Investment does not represent the investment in any SBIC Subsidiary, investment fund, finance lease or finance company (other than a company that is in the primary business of providing administrative services for financial institutions and which is not in the lending or financing business), Structured Finance Obligation or similar off balance sheet financing vehicle or any joint venture or other Person that primarily owns or makes investments in unaffiliated financial assets (including consumer obligations as contemplated pursuant to paragraph ~~15~~(16));

9)

(w) Such Portfolio Investment is owned by the Borrower or any Obligor, free and clear of any Liens and Collateral Agent holds a first priority, perfected security interest in the Portfolio Investment (subject to no other Lien other than Eligible Liens), (x) the Collateral Agent or the Custodian as an agent or bailee on behalf of the Collateral Agent is holding all documents evidencing or otherwise relating to such Portfolio Investment (which may be copies, except as required in paragraph (1)(x) above), (y) the other steps to ensure that the Collateral Agent has “control” or other customary protection of the relevant Portfolio Investment set forth in Section 5.08 and in the Guarantee and Security Agreement have been taken and (z) such Portfolio Investment is not a Special Equity Interest;

10)

Such Portfolio Investment and related documents are in compliance, in all material respects, with applicable laws rules and regulations (including relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, OFAC and Patriot Act);

11)

Such Portfolio Investment is denominated and payable only in US dollars or Canadian Dollars (to the extent applicable) and the issuer of such Portfolio Investment is organized under the laws of the United States or any state or commonwealth thereof or Canada or any province thereof, and is domiciled in the United States or Canada, and its principal operations and any property or other assets of the issuer thereunder pledged as collateral are primarily located in the United States or Canada, and the only place of payment of such loans is the United States or Canada; provided that no credit shall be given to the Borrowing Base if any obligor does not qualify for zero withholding for loans to Canadian borrowers;

12)

Such Portfolio Investment, if a debt investment (other than an OID-Only Investment), bears interest which is due and payable no less frequently than semi-annually, provides for a fixed amount of principal payable on a scheduled payment date and/or at maturity;

13)	Such Portfolio Investment, if a debt investment, does not have a final maturity greater than 10 years;

14)

Such Portfolio Investment, if a debt investment, includes a contractual provision requiring all payments to be made without set-off, defense or counterclaim, and does not include a contractual provision granting rights of rescission, set off, counterclaim or defense in favor of the obligor in respect of such Portfolio Investment, and no material dispute has been asserted with respect to such Portfolio Investment;

15)

Such Portfolio Investment is not (x) secured primarily by a mortgage, deed of trust or similar Lien on real estate, or (y) issued by a Person whose primary asset is real estate, or whose value is otherwise primarily derived from real estate;

16)

Such Portfolio Investment does not represent a consumer obligation (including, without limitation, a mortgage loan, auto loan, credit card loan or personal loan); it being understood that an interest in a fund or finance company that invests in consumer obligations will not be deemed to represent a consumer obligation for purposes of this paragraph (16);

17)

No payment in respect of such Portfolio Investment, if a debt investment, is subject to withholding in respect to taxes of any nature, unless the issuer is required to make customary and market-based gross-up payments on an after tax basis for the full amount of such tax;

18)	Such Portfolio Investment is not a derivative instrument;

19)

The issuer of such Portfolio Investment (or an agent on its behalf) is required to make payments directly into an account of the Borrower or any Obligor over which the Collateral Agent has “control” and no other person’s assets are commingled in such account;

20)

If a debt investment, no Person acting as administrative agent, collateral agent or in a similar capacity shall be an Affiliate of the Borrower unless (i) such Person is an Obligor or an SBIC Subsidiary and (ii) such transaction is permitted under the Investment Company Act;

21)

Such Portfolio Investment does not represent an investment in any issuer in which the Investment Advisor, Fidus Group Holdings or any of its affiliates (other than the Borrower and any of its Subsidiaries), or any entities advised by any of the foregoing (other than the Borrower and any of its Subsidiaries), holds any investment other than an investment that is in the same class as such Portfolio Investment (and, in the case of multiple classes, such Investment shall represent a ratable strip of each class) and is (a) made in accordance with the requirements of an effective SEC exemptive order (including the Fidus Exemptive Order) allowing such co-investment or joint follow-on investment or (b) made in compliance with the Massachusetts Mutual Life Insurance Co., SEC No Action Letter (pub. Avail. June 7, 2000) or the Investment Company Act; and

22)

If such Portfolio Investment is a Bank Loan and the issuer of such Portfolio Investment has issued a Permitted Prior Working Capital Lien, for purposes of the conditions outlined in clause (iii) of the definition of Permitted Prior Working Capital Lien the enterprise value of such Portfolio Company shall be the midpoint of the range of

Applicable External Value for such Portfolio Investment, or, if no such value has been provided in connection with such Portfolio Investment (or if the Administrative Agent or the Borrower believes that the enterprise value for such Portfolio Company is less than the midpoint of the range of such Applicable External Value), then such enterprise value shall be determined by the Borrower in a commercially reasonable manner and shall be reasonably acceptable to the Administrative Agent.

For purposes of paragraph (4) above, “Transferable” means, in the case of any Portfolio Investment, both that:

(i) the applicable Obligor may create a security interest in or pledge all of its rights under and interest in such Portfolio Investment to secure its obligations under this Agreement or any other Loan Document, and that such pledge or security interest may be enforced in any manner permitted under applicable law; and

(ii) such Portfolio Investment (and all documents related thereto) contains no provision that directly or indirectly restricts the assignment of such Obligor’s, or any assignee of such Obligor’s, rights under such Portfolio Investment (including any requirement that any Obligor maintain a minimum ownership percentage of such Portfolio Investment); provided that, such Portfolio Investment may contain the following restrictions on customary and market based terms: (a) restrictions pursuant to which assignments may be subject to the consent of the obligor or issuer or agent under the Portfolio Investment so long as the applicable provision also provides that such consent may not be unreasonably withheld, (b) restrictions on transfer to parties that are not ‘eligible assignees’ within the customary and market based meaning of the term, and (c) restrictions on transfer to the applicable obligor or issuer under the Portfolio Investment or its equity holders or financial sponsor entities.

SCHEDULE 3.11(a)

Material Agreements

Fidus Investment Corporation

Agreement	Amount Outstanding
First Supplemental Indenture to the Base Indenture between Fidus Investment Corporation, as borrower, and U.S. Bank National Association, as trustee, dated as of February 2, 2018 (the “Base Indenture”), relating to Fidus Investment Corporation’s 5.875% Notes due 2023.	$50,000,000

Second Supplemental Indenture to the Base Indenture relating to Fidus Investment Corporation’s 6.00% Notes due 2024.	69,000,000

Third Supplemental Indenture to the Base Indenture relating to Fidus Investment Corporation’s 5.375% Notes due 2024.	63,250,000

This Agreement~~, the Existing Credit Agreement (solely up to the time immediately prior to the effectiveness of this Agreement), and the Loan Documents (as defined in this Agreement and, solely up to the time immediately prior to the effectiveness of this Agreement, the Existing Credit Agreement) relating to the Indebtedness of the Obligors thereunder, including Commitments under this Agreement in an aggregate principal amount of $100,000,000.~~	100,000,000

Fidus Mezzanine Capital II, L.P.

~~SBA Debenture Control #~~	~~Date~~	~~Amount~~
~~12000314~~	~~7/6/12~~	~~$~~	~~5,500,000~~
~~12000457~~	~~8/7/12~~		~~3,250,000~~
~~12000456~~	~~8/16/12~~		~~2,500,000~~
~~12000453~~	~~8/16/12~~		~~5,000,000~~
~~12000454~~	~~8/16/12~~		~~4,000,000~~
~~12000786~~	~~12/21/12~~		~~1,000,000~~

~~Total Debentures~~		~~$~~	~~21,250,000~~
~~SBA Unfunded Commitment~~		~~$~~	~~0~~

~~Total Commitment~~		~~$~~	~~21,250,000~~

~~Fidus Mezzanine Capital II, L.P.~~

SBA Debenture Control #	Date	Amount
~~14000319~~	~~6/4/14~~	~~$~~	 ~~1,000,000~~
14001126	10/27/14		6,000,000
14001129	11/20/14		7,500,000
14001128	12/9/14		2,500,000
14001127	12/16/14		1,500,000
14001130	12/16/14		5,000,000
15000014	3/2/15		5,000,000
15000311	5/19/15		1,000,000
15000310	6/4/15		200,000
15000986	9/3/15		500,000
15000987	9/3/15		10,000,000
15001224	11/6/15		500,000
15001223	11/12/15		1,000,000
15000989	10/14/15		7,000,000
15001225	11/6/15		5,000,000
15001226	11/6/15		2,500,000
15001227	11/12/15		800,000
15001324	11/12/15		2,500,000
15001325	11/16/15		4,000,000
16000107	3/17/16		500,000
16001303	11/22/16		10,000,000
17000161	4/19/17		1,000,000
17000163	4/19/17		1,500,000
17000164	4/19/17		5,000,000
17000165	4/19/17		1,500,000
7000317	6/7/17		1,500,000
17000318	6/7/17		5,000,000
17000319	6/7/17		1,000,000
17000320	6/7/17		1,500,000
17000536	8/9/17		2,000,000
17000537	8/9/17		7,500,000
17000540	8/9/17		1,000,000
17000539	8/9/17		1,500,000
17000538	8/10/17		4,000,000
17001047	11/29/17		10,000,000
17001051	12/4/17		5,000,000
17001048	1/3/18		1,000,000
17001049	1/3/18		1,500,000
17001050	1/3/18		7,500,000

~~17001114~~	~~1/3/18~~	~~5,000,000~~
17001112	1/3/18	1,500,000
18000046	3/13/18	5,000,000
18000047	3/13/18	2,000,000
18000048	3/20/18	1,500,000
18000049	3/20/18	1,000,000

Total Debentures		$143,000,000
SBA Unfunded Commitment		$0

Total Commitment		$143,000,000

Fidus Mezzanine Capital III, L.P.

SBA Debenture Control #	Date	Amount
19000476	7/29/19		2,500,000
19000477	7/29/19		500,000
19000478	7/29/19		2,000,000
19000479	7/29/19		1,500,000
~~18000050~~19000480	~~3/20/18~~7/29/19		1,000,000
19000981	1/29/20		500,000
19000982	1/29/20		2,000,000
19000983	1/29/20		1,500,000
19000984	1/29/20		1,000,000
19000985	1/29/20		1,000,000

Total Debentures		$	~~150,000,000~~13,500,000
SBA Unfunded Commitment			$0

Total Commitment		$	~~150,000,000~~13,500,000

SCHEDULE 3.11(b)

Liens

Liens created pursuant to the Security Documents (as defined in this Agreement and, solely up to the time immediately prior to the effectiveness of this Agreement, the Existing Credit Agreement), covering the property of the Obligors as set forth in the Security Documents (as defined in this Agreement and, solely up to the time immediately prior to the effectiveness of this Agreement, the Existing Credit Agreement), and securing Indebtedness under and as described in this Agreement and, solely up to the time immediately prior to the effectiveness of this Agreement, the Existing Credit Agreement, including Commitments under this Agreement in an aggregate principal amount of $100,000,000.

Liens in favor of the SBA in respect of any Indebtedness of any SBIC Subsidiary set forth on Schedule 3.11(a).

SCHEDULE 3.12(a)

Subsidiaries

Subsidiary	Jurisdiction of Organization	Person(s) Holding Ownership Interest	Nature of Ownership Interest and Percentage of Ownership Held

BBRSS Blocker Corp.	Delaware	Fidus Investment Corporation	100% ~~Membership Interest~~Stock Ownership

FCDS Corp.	Delaware	Fidus Investment Corporation	100% ~~Membership Interest~~Stock Ownership

FCMGI, Inc.	Delaware	Fidus Investment Corporation	100% ~~Membership Interest~~Stock Ownership

FCMH Equity Corp.~~*~~	Delaware	Fidus Mezzanine Capital, L.P.	100% Stock Ownership

Fidus Investment GP, LLC	Delaware	Fidus Investment Corporation	100% Membership Interest

Fidus Mezzanine Capital, L.P.~~*~~	Delaware	Fidus ~~Investment~~ Capital ~~GP, LLC~~	0.01% Partnership Interest

		Fidus Investment Corporation	99.99% Partnership Interest

Fidus Mezzanine Capital II, L.P.*	Delaware	Fidus Investment GP, LLC Fidus Investment Corporation	0.01% Partnership Interest 99.99% Partnership Interest

Fidus Mezzanine Capital III, L.P.*	Delaware	Fidus Investment GP, LLC Fidus Investment Corporation	0.01% Partnership Interest 99.99% Partnership Interest

Fidus Investment Holdings, Inc.	Delaware	Fidus Investment Corporation	100% Stock Ownership

Fidus Capital GP, LLC	Delaware	Fidus Investment Corporation	100% Membership Interest

*

SBIC Subsidiary (as defined in the Amended & Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2019 (the “Credit Agreement”), among Fidus Investment Corporation, the lenders party thereto, and ING Capital LLC, as Administrative Agent)

SCHEDULE 3.12(b)

Investments

None.

SCHEDULE 3.21

Capitalization

Equity Interests of the Borrower	Shares Authorized	Shares Outstanding
Common Stock, $0.001 par value	100,000,000	13,765,642

SCHEDULE 6.08

Certain Affiliate Transactions

Transactions described in the following agreements, as such agreements are amended, restated, supplemented or modified from time to time:

1.	Agreement of Limited Partnership between Fidus Investment Corporation, Fidus Investment GP, LLC and Fidus Mezzanine Capital II, L.P.

2.	Agreement of Limited Partnership between Fidus Investment Corporation, Fidus Investment GP, LLC and Fidus Mezzanine Capital ~~II~~III~~, L.P.~~

3.

Limited Liability Company Agreement of ~~Limited Partnership between~~Fidus Investment GP, LLC, by and among ~~Fidus Investment Corporation,~~ the members of the Investment Committee party thereto and ~~Fidus Investment GP~~Advisors~~, LLC and Fidus Mezzanine Capital III, L.P.~~

4.

Limited Liability Company Agreement of Fidus ~~Investment~~Capital ~~GP, LLC, by and among Fidus Investment Corporation, the members of the Investment Committee party thereto and Fidus Investment Advisors, LLC~~

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]1]

3.	Borrower:	Fidus Investment Corporation

4.	Administrative Agent:	ING Capital LLC, as the administrative agent under the Credit Agreement.

[1]	Select as applicable.

5.

Credit Agreement: The Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2019, among Fidus Investment Corporation, the Lenders from time to time party thereto and ING Capital LLC, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Aggregate Commitment/Loans[1]
$	$	%

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

ING CAPITAL LLC, as
Administrative Agent

By:
Name:
Title:

[Consented to:][1]

FIDUS INVESTMENT CORPORATION

By:
Name:
Title:

[1]	To be added only when the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representative and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal,

interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, email or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[Monthly accounting period ended             , 20    ]

Reference is made to that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among FIDUS INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the financial institutions party thereto as Lenders, and ING CAPITAL LLC, as the Administrative Agent. Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

[Pursuant to Section 5.01(d) of the Credit Agreement, the undersigned, the                      of the Borrower, and as such a Financial Officer of the Borrower, hereby certifies, represents and warrants on behalf of the Borrower that]1 (a) attached hereto is (i) a complete and correct list as at the end of the monthly accounting period ended             , 20    , of all Portfolio Investments included in the Collateral as well as a summary of Portfolio Investment changes from the previous month (including changes in value, new and liquidated investments from the previously delivered Borrowing Base Certificate), and (ii) a true and correct calculation of the Borrowing Base as at the end of such monthly accounting period determined in accordance with the requirements of the Credit Agreement, (b) without limiting the generality of the foregoing, all Portfolio Investments included in the calculation of the Borrowing Base herein are Eligible Portfolio Investments and (c) without limiting the generality of the foregoing, all Eligible Portfolio Investments included in the calculation of the Borrowing Base herein have been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent [and (d) a true and correct calculation (with reasonable detail) of the amount of the [Borrowing Base Deficiency][Borrowing Base decline] for such period]2.

[1]

When there is a Borrowing Base Deficiency or knowledge that the Borrowing Base has declined by more than 15% from the Borrowing Base stated in the Borrowing Base Certificate last delivered to the Administrative Agent, replace the bracketed language with the following: [Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned, the                      of the Borrower, hereby certifies, represents and warrants on behalf of the Borrower that as of the date hereof [there is a Borrowing Base Deficiency][the Borrowing Base has declined by more than 15% from the Borrowing Base stated in the Borrowing Base Certificate last delivered to the Administrative Agent] and]

[2]	To be included when a Borrowing Base Certificate is required to be delivered under Section 5.01(e) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the      day of             , 20    .

FIDUS INVESTMENT CORPORATION

By:
Name:
Title:

EXHIBIT C

FORM OF PROMISSORY NOTE

$[    ,    ,    ]

[mm/dd/yy]	New York, New York

For value received, FIDUS INVESTMENT CORPORATION, a Maryland corporation, (the “Borrower”), promises to pay [LENDER] (the “Payee”) or its registered assigns, on or before [            ,     ], the lesser of (a) [DOLLARS] ($[    ,    ,    ]) and (b) the aggregate unpaid principal amount of all Loans of the Payee to the Borrower outstanding under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended & Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto as Lenders, and ING CAPITAL LLC, as the Administrative Agent. Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

This Promissory Note (this “Note”) is one of the promissory notes referred to in Section 2.07(f) of the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to the Administrative Agent’s Account or as otherwise required by the terms of the Credit Agreement. Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrower, the Lenders and the Administrative Agent shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and continuation of an Event of Default that has not been waived or cured, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all out-of-pocket costs and expenses, including attorneys’ fees, all as provided in (and subject to the limitations in) the Credit Agreement, incurred in connection with the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FIDUS INVESTMENT CORPORATION

By:
Name:
Title:

EXHIBIT D

FORM OF BORROWING REQUEST

            , 20

To:	Dominik Breuer

ING Capital LLC,

as Administrative Agent for the Lenders party to

the Credit Agreement referred to below

1325 Avenue of the Americas

New York, NY 10019

Re:

Amended & Restated Senior Secured Revolving Credit Agreement, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fidus Investment Corporation (the “Borrower”), the financial institutions or entities from time to time parties thereto as lenders, and ING Capital LLC (“ING”), as administrative agent (in such capacity, the “Administrative Agent”).

Ladies and Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. This Borrowing Request is subject to the terms of the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.03 of the Credit Agreement, that the Borrower hereby requests that Loans, as specified below, under the Credit Agreement be made, and in that connection set forth below is the information related to the proposed borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

1.	The aggregate principal amount of the Proposed Borrowing under the Credit Agreement shall be $ .

2.	The date of the Proposed Borrowing under the Credit Agreement shall be [●], 20 .

3.	The Proposed Borrowing under the Credit Agreement shall be a:

☐	Eurocurrency Borrowing

☐	ABR Borrowing

4.	If the Borrower has elected to obtain a Eurocurrency Borrowing, the duration of the Interest Period with respect thereto shall be:

☐	1 month

☐	2 months

☐	3 months

☐	6 months

5.	The Applicable Margin is: .

6.	The Borrower hereby instructs you to wire the Proposed Borrowing amount to the following account:

Bank Name:

ABA Routing Number:

Account Number:

Account Name:

Reference:

7.

The Borrower hereby certifies that, as of the date hereof and the date of the Proposed Borrowing, each of the conditions set forth in Section 4.02 of the Credit Agreement for the making of such Loans has been met.

[Remainder of page intentionally left blank]

The Borrower has caused this Borrowing Request to be executed and delivered by its duly authorized officer as of the date first written above.

FIDUS INVESTMENT CORPORATION

By:
Name:
Title: